Exhibit 1.1

UNDERWRITING AGREEMENT

May 22, 2012

Allied Nevada Gold Corp.

9790 Gateway Drive, Suite 200

Reno, Nevada 89521

Attention:        Mr. Scott A. Caldwell

Ladies and Gentlemen:

Scotia Capital Inc. (“Scotia”) and GMP Securities L.P. (“GMP”), as the co-lead underwriters (the “Underwriters” and each individually an “Underwriter”), understand that Allied Nevada Gold Corp. (the “Issuer”) hereby proposes to create, issue and sell to the Underwriters an aggregate principal amount of $400,000,000 8.75% senior unsecured notes due June 1, 2019 (the “Notes”) which Notes shall have the material attributes described in the Indenture (as defined below) and the Final Confidential Offering Memorandum (as defined below). The Underwriters will also act as joint bookrunners in connection with the offering herein contemplated.

Upon and subject to the terms and conditions contained in this Agreement (as defined below) and in reliance on the representations, warranties and covenants made herein, the Underwriters hereby severally, and not jointly and severally, offer and agree, in the respective percentages set out in section 14 of this Agreement, to purchase from the Issuer for resale as contemplated hereby, and by its acceptance of this Agreement the Issuer hereby agrees to issue and sell to the Underwriters, the Notes at the Closing Time (as defined below) for an aggregate purchase price for the Notes of $400,000,000.

The Underwriters hereby propose to distribute the Notes on a private placement basis in each of the provinces and territories of Canada (the “Canadian Placement Jurisdictions”) pursuant to and in accordance with the Final Confidential Offering Memorandum. The Notes are to be offered and sold to or through the Underwriters without being registered with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act (as defined below) in reliance upon exemptions therefrom. The Issuer understands that the Underwriters, through their U.S. Affiliates (as defined below), may re-offer and resell the Notes in the United States and to, or for the account or benefit of, U.S. Persons (as defined below) on a private placement basis to Qualified Institutional Buyers (as defined below) pursuant to Rule 144A (as defined below) in the manner set forth in this Agreement (including in compliance with Schedule C hereto) and in the Final U.S. Confidential Offering Memorandum (as defined below). The Canadian Placement Jurisdictions and the United States are referred to herein collectively as, the “Placement Jurisdictions”.

The Notes will be issued pursuant to the trust indenture (the “Indenture”) entered into on the Closing Date (as defined below), between the Issuer and Computershare Trust Company of Canada, as indenture trustee (the “Trustee”).

The Issuer has prepared and delivered (or will prepare and deliver in the case of clauses (iii) and (iv) below) to the Underwriters copies of (i) a preliminary confidential offering memorandum dated May 16, 2012 (the “Preliminary Confidential Offering Memorandum”), (ii) a preliminary U.S. private offering memorandum dated May 16, 2012 (which includes the Preliminary Confidential Offering Memorandum) to be used in connection with the offer and sale of Notes in the United States and to, or for the account of, U.S. Persons pursuant to this Agreement (the “Preliminary U.S. Confidential Offering Memorandum”), (iii) the final confidential offering memorandum to be dated May 22, 2012 (the “Final Confidential Offering Memorandum”), and (iv) the final U.S. private offering memorandum to be dated May 22, 2012 (which shall include the Final Confidential Offering Memorandum) to be used in connection with the offer and sale of the Notes in the United States and to, or for the account of, U.S. Persons pursuant to this Agreement (the “Final U.S. Confidential Offering Memorandum”), in each case, relating to the offer and sale of the Notes, for use by such Underwriters (or, in the case of the offer and sale of Notes in the United States and to, or for the account of, U.S. Persons to Qualified Institutional Buyers, their U.S. Affiliates) in connection with their distribution of the Notes. All references in this Agreement to the foregoing documents include, unless expressly stated otherwise, (i) all documents incorporated by reference therein, (ii) all amendments or supplements, if any, thereto, and (iii) any electronic versions of such documents.

The Issuer and the Guarantors acknowledge and agree that the payment of principal of, premium, and Additional Amounts (as defined in the Indenture), if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by the guarantors listed on Schedule A to this Agreement (collectively, the “Guarantors”) and any future Restricted Subsidiaries (as defined in the Indenture), pursuant to their guarantees of the Notes under a guarantee agreement to be executed by each of the Guarantors on or prior to the Closing Time (the “Guarantees”).

In consideration of the Underwriters’ agreement to purchase the Notes which will result from the Issuer’s acceptance of the offer contained in this Agreement and the services to be rendered by the Underwriters in connection therewith, the Issuer agrees to pay or cause to be paid to Scotia, on behalf of the Underwriters, at the Closing Time an aggregate fee (the “Underwriting Fee”) equal to 2.75% of the aggregate principal amount of the Notes or $27.50 per $1,000 of principal amount of Notes (plus any Taxes payable thereon). The Underwriting Fee shall be distributed among the Underwriters in accordance with their respective percentages set out in section 14 below. Payment to the Issuer of the aggregate purchase price for the Notes and payment by the Issuer of the Underwriting Fee and the expenses payable to the Underwriters pursuant to section 12 shall be satisfied by payment to the Issuer of a net amount equal to the aggregate purchase price for the Notes payable by the Underwriters at the Closing Time less the Underwriting Fee and the amount of such expenses.

TERMS AND CONDITIONS

1.	Defined Terms

Terms used and not otherwise defined in this Agreement have the meanings given to them below:

“affiliate” has the meaning given to such term in NI 45-106;

“Agreement” means the agreement resulting from the acceptance by the Issuer of the offer made by the Underwriters by this document;

“Business” means the business carried on by the Issuer and its Subsidiaries as described in the Final Confidential Offering Memorandum;

“Business Day” means a day which is not a Saturday, a Sunday or a statutory or civic holiday in the Province of Ontario or the State of Nevada;

“Canadian Placement Jurisdictions” has the meaning given to such term above;

“Canadian Securities Laws” means all applicable securities laws in each of the provinces and territories of Canada and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the securities regulatory authorities in such provinces and territories;

“CDS” means CDS Clearing and Depository Services Inc.;

“CDS Agreement” means the book-entry-only securities services agreement to be entered into on or before the Closing Date between the Issuer and CDS pursuant to which the Notes will be issued in book-entry form;

“Claim” has the meaning given to such term in section 10(a);

“Closing” means the completion of the issue and sale by the Issuer and the purchase by the Underwriters of the Notes pursuant to this Agreement;

“Closing Date” means the date of the Closing, being May 25, 2012 or such other date as the Issuer and the Underwriters may agree in writing;

“Closing Time” means 9:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Issuer and the Underwriters may agree in writing;

“Credit Agreement” means that credit agreement dated as of May 17, 2011 among the Issuer, as borrower, the lenders party thereto and The Bank of Nova Scotia, as lead arranger and administrative agent, as amended;

“Debt Repayment Triggering Event” has the meaning given to such term in section 6(dd);

“Default” has the meaning given to such term in section 6(bb);

“Directed Selling Efforts” means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity, it means, subject to the exclusions from the definition of directed selling efforts contained in Rule 902(c) of Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Notes and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Notes;

“distribution”, “material change”, “material fact”, and “misrepresentation” have the respective meanings given to such terms in the Securities Act (Ontario);

“Environmental Laws” has the meaning given to such term in section 6(oo);

“Existing Indebtedness” has the meaning given to such term in section 6(z);

“Existing Instruments” has the meaning given to such term in section 6(bb);

“Final Confidential Offering Memorandum” has the meaning given to such term above;

“Final U.S. Confidential Offering Memorandum” has the meaning given to such term above;

“Foreign Issuer” shall have the meaning ascribed thereto in Regulation S. Without limiting the foregoing, but for greater clarity, it means any issuer which is (a) the government of any country other than the United States or any political subdivision thereof, or a national of any country other than the United States; or (b) a corporation or other organization incorporated or organized under the laws of any country other than the United States, except an issuer meeting the following conditions as of the last business day of its most recently completed second fiscal quarter: (1) more than 50 percent of the issuer’s outstanding voting securities are directly or indirectly held by residents of the United States; and (2) any of the following: (i) the majority of the executive officers or directors of the issuer are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

“GMP” has the meaning given to such term above;

“Government Entity” means any: (i) multinational, supranational, federal, provincial, state, municipal, local or other government, governmental or public department, regulatory or administrative authority, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing; (iii) any quasigovernmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above or any stock exchange; or (iv) any arbitrator exercising jurisdiction over the affairs of the applicable Person, asset, obligation or other matter;

“Guarantees” has the meaning given to such term above;

“Guarantors” has the meaning given to such term above;

“Hazardous Materials” has the meaning given to such term in section 6(oo);

“herein”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular section, subsection, paragraph or clause of this Agreement and include any agreement or instrument supplemental or ancillary to this Agreement;

“including”, “include” and “includes” shall be deemed to be followed by the words “without limitation”;

“Indemnified Parties” has the meaning given to such term in section 10(a);

“Indenture” has the meaning given to such term above;

“Intellectual Property” has the meaning given to such term in section 6(gg);

“Investment Company Act” has the meaning given to such term in section 6(p);

“Issuer” has the meaning given to such term above;

“Judgment Currency” has the meaning given to such term in section 31(a);

“Knowledge” means, in the case of the Issuer or the Guarantors, to the actual knowledge of Scott Caldwell and Stephen Jones, after reasonable inquiry including consultation with Robert Buchan, David Flint, Warren Woods, Deborah Lassiter and David Hill with respect to their respective areas of expertise;

“Lien” means any mortgage, pledge, lien, security interest, easement, encumbrance or other adverse claim;

“Material Adverse Change” has the meaning given to such term in section 6(q);

“Mineral Properties” means the material mineral properties of the Issuer and its Subsidiaries as disclosed in the Final Confidential Offering Memorandum, being: (i) the Hycroft mine (and proposed expansion) in the State of Nevada; and (ii) Hycroft, Maverick Springs, Wildcat, Hasbrouck, Three Hills, Mountain View, Pony Creek and Elliot Dome;

“Mining Rights” has the meaning given to such term in section 6(kk)(ii);

“NI 45-106” has the meaning given to such term in section 2(b);

“Notes” has the meaning given to such term above and shall also be deemed to include, for U.S. Securities Laws purposes unless specifically stated to the contrary, the Guarantees;

“NYSE MKT” means the NYSE MKT LLC;

“OFAC” has the meaning given to such term in section 6(rr);

“Ordinary Course” means, with respect to an action taken by a Person, that such action (i) is consistent in all material respects with past practices of the Person; and (ii) is taken in the ordinary course of the normal day-to-day operations of the Person;

“Person” means any individual, partnership, corporation, trust, joint venture, limited liability company, unincorporated association, government (or any agency or political subdivision thereof) or other entity;

“Placement Jurisdictions” has the meaning given to such term above;

“Preliminary Confidential Offering Memorandum” has the meaning given to such term above;

“Preliminary U.S. Confidential Offering Memorandum” has the meaning given to such term above;

“Purchasers” means the Persons to whom the Underwriters (including their U.S. Affiliates) offer and sell the Notes;

“Qualified Institutional Buyer” means a “qualified institutional buyer” as that term is defined in Rule 144A;

“Regulation D” means Regulation D under the U.S. Securities Act;

“Regulation S” means Regulation S under the U.S. Securities Act;

“Rule 144A” means Rule 144A under the U.S. Securities Act;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

“Scotia” has the meaning given to such term above;

“SEC” has the meaning given to such term above;

“section”, “subsection”, “paragraph” and “clause” followed by a number or letter means and refers to the specified section, subsection, paragraph or clause of this Agreement;

“Securities Commissions” means the securities commissions or the securities regulatory authorities in the Placement Jurisdictions, including the SEC;

“Securities Laws” means any laws, regulations and published rules and policies, blanket orders, instruments, rulings and notices applicable to the issue, offering, distribution, trading or sale of securities in the Placement Jurisdictions, including Canadian Securities Laws and U.S. Securities Laws;

“Solvent” has the meaning given to such term in section 6(qq);

“Subsidiary” of any Person means (i) a corporation more than 50% of the outstanding voting securities of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof. Unless the context otherwise clearly requires, any reference to a “Subsidiary” (including in the context of a reference to “the Issuer and its Subsidiaries” and similar phrasing) is a reference to a Subsidiary of the Issuer;

“Supplementary Material” means, collectively, any amendment or supplement to the Preliminary Confidential Offering Memorandum, the Final Confidential Offering Memorandum, the Preliminary U.S. Confidential Offering Memorandum or the Final U.S. Confidential Offering Memorandum which may be prepared by or on behalf of the Issuer and provided to the Purchasers in connection with the offering of the Notes;

“Swap” has the meaning given to such term in section 9(c)(xii);

“Tax” and “Taxes” means, with respect to any Person, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, duties, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes or other withholding obligations, payroll taxes, employment taxes, Canada Pension Plan premiums, excise taxes, social security premiums, workers’ compensation premiums, employment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, harmonized sales tax, customs duties or other taxes of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any Taxing Authority (domestic or foreign) on or against such Person or for which such Person is responsible, and any interest, penalties, additional taxes, additions to tax or other amounts imposed with respect to the foregoing;

“Taxing Authority” means the United States Internal Revenue Service, Canada Revenue Agency and/or any other Government Entity (including any sales tax authority or agency) responsible for the imposition or collection of Taxes;

“Technical Reports” means the current technical reports of the Issuer relating to the Mineral Properties filed with the Securities Commissions in each of the Provinces of Canada and the Yukon Territory;

“Trust Indenture Act” has the meaning given to such term in section 6(g);

“Trustee” has the meaning given to such term above;

“TSX” means the Toronto Stock Exchange;

“U.S. Affiliates” has the meaning given to such term in Schedule C;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder;

“U.S. Person” means a “U.S. person” as such term is defined in Rule 902(k) of Regulation S;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder;

“U.S. Securities Laws” means the U.S. Exchange Act and the U.S. Securities Act and the applicable state securities or blue sky laws of any state or territory of the United States or the District of Columbia;

“Underwriters” has the meaning given to such term above and shall be deemed to include, unless specifically stated to the contrary, each of the U.S. Affiliates of such underwriters that re-offer and resell the Notes in the United States;

“Underwriting Fee” has the meaning given to such term above;

“United States” means the United States of America, its territories and possessions, any states of the United States and the District of Columbia; and

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the rules and regulations promulgated thereunder.

All capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them in the Final Confidential Offering Memorandum.

2.	Compliance with Legal Requirements and Securities Laws

(a)	The Issuer and Guarantors will cause the Notes and the Guarantees to be duly authorized, issued and delivered at the Closing Time, and will ensure that the Notes and the Guarantees will have attributes and characteristics which conform to the attributes and characteristics described in the Final Confidential Offering Memorandum, any Supplementary Material, as applicable, and the Indenture. The Indenture, which will set forth the attributes of the Notes, and the Guarantees, shall be satisfactory in all material respects to the Underwriters and to the Underwriters’ counsel, both acting reasonably.

(b)	The Notes will be offered for sale and sold (i) in the case of Notes offered and sold in the Canadian Placement Jurisdictions, in a manner exempt from the prospectus and registration requirements of the Securities Laws in reliance on Regulation S or Rule 144A with respect to U.S. Persons and one or more prospectus exemptions under National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”) and (ii) in the case of Notes offered and sold in the United States or to, or for the account or benefit of, U.S. Persons, pursuant to and in accordance with Rule 144A, in each case by or through the Underwriters (or their U.S. Affiliates).

(c)

The Underwriters (including their U.S. Affiliates) agree, to offer and sell the Notes (i) (A) in the case of Notes offered and sold in the Canadian Placement Jurisdictions, in a manner exempt from the prospectus requirements of the Canadian Securities Laws and in reliance on Regulation S or Rule 144A with respect to U.S. Persons and one or more prospectus exemptions under NI 45-106 and only to such Persons and in such manner that, pursuant to the provisions of the Securities Laws of the Canadian Placement Jurisdictions, no prospectus, registration statement or other similar document need be filed with, or delivered to, any Securities Commission in any Canadian Placement Jurisdiction in connection therewith (other than, if applicable, the post-Closing filing of the Final Confidential Offering Memorandum and any required reports pursuant to Canadian provincial securities laws applicable in respect of the exempt private placement of the Notes) and (B) in the case of Notes offered and sold in the United States or to, or for the account or benefit of, U.S. Persons, pursuant to and in accordance with Rule 144A; and (ii) in compliance with the terms and conditions, including selling and transfer restrictions, set forth herein (and in compliance with Schedule C hereto) and in the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum, as applicable. The Underwriters may also offer and sell the Notes in other jurisdictions on a private placement basis provided that the Issuer shall not become obligated to file a registration statement, prospectus or other similar document.

(d)	The Underwriters and their U.S. Affiliates shall not, in connection with the distribution of the Notes, make any representation (whether written or oral) with respect to the Issuer or the Notes, except with respect to the terms and information contemplated by or contained in this Agreement, the Preliminary Confidential Offering Memorandum, the Final Confidential Offering Memorandum, the Preliminary U.S. Confidential Offering Memorandum, the Final U.S. Confidential Offering Memorandum or any Supplementary Material or as shall be expressly authorized by the Issuer. The Underwriters shall:

(i)	use commercially reasonable efforts to complete the distribution of the Notes as soon as possible after the Closing Time; and

(ii)	notify the Issuer when the Underwriters have completed or ceased distribution of the Notes, and provide a breakdown of the principal amount of Notes distributed in each of the Placement Jurisdictions where such breakdown is required, together with all such other information that the Issuer may reasonably require, including information relating to the Purchasers required to complete the Form 45-106F1 to be filed with the Canadian Securities Commissions in connection with the offer and sale of the Notes.

Notwithstanding the foregoing provisions of subsections 2(b), 2(c) and 2(d), an Underwriter will not be liable to the Issuer or any of the Guarantors with respect to a default by another Underwriter under such paragraphs, unless such default is caused by such first Underwriter.

3.	Due Diligence

The Issuer shall allow and assist the Underwriters to participate fully in the preparation of the Preliminary Confidential Offering Memorandum, the Final Confidential Offering Memorandum, the Preliminary U.S. Confidential Offering Memorandum, the Final U.S.

Confidential Offering Memorandum and any Supplementary Material. The Issuer agrees to allow the Underwriters and the Underwriters’ representatives to conduct all “due diligence” investigations which they may reasonably require in order to perform their services hereunder. The Issuer will make available to the Underwriters such financial, business and other information, in written or oral form, concerning the Issuer and its Subsidiaries, and provide the Underwriters with reasonable access to the officers, directors, employees, auditors and other advisors of the Issuer and any of its Subsidiaries as the Underwriters may reasonably request for the purpose of enabling the Underwriters to carry out their due diligence investigations.

4.	Deliveries to Underwriters

(a)	The Issuer shall deliver, or shall cause to be delivered, to the Underwriters and the Underwriters’ counsel:

(i)	prior to or as soon as practicable following the acceptance hereof by the Issuer and the Guarantors, an electronic copy of the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum;

(ii)	as soon as practicable after they are available but in any event within one Business Day after the date of this Agreement, such number of commercial copies of the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum as may be reasonably requested by the Underwriters; and

(iii)	as soon as practicable after they are available, copies of any Supplementary Materials which have not previously been delivered to the Underwriters;

(b)	The Issuer shall prepare, or cause to be prepared, any Supplementary Material required by the Securities Laws or otherwise determined to be necessary or advisable by each of the Underwriters and the Issuer, each acting reasonably, including as a result of the matters contemplated in section 5 hereof. Such Supplementary Material shall be in form and substance satisfactory to the Underwriters, acting reasonably, and a copy thereof (signed if required) shall be promptly delivered by the Issuer to the Underwriters. Concurrently with the delivery of any Supplementary Material, the Issuer shall deliver to the Underwriters a comfort letter from the independent auditors of the Issuer in form and substance satisfactory to the Underwriters acting reasonably.

(c)	The Issuer’s delivery to the Underwriters of the Preliminary Confidential Offering Memorandum, the Preliminary U.S. Confidential Offering Memorandum, the Final Confidential Offering Memorandum, the Final U.S. Confidential Offering Memorandum and any Supplementary Material shall constitute:

(i)	the Issuer’s consent to the use by the Underwriters (including their U.S. Affiliates) of such documents in connection with the distribution of the Notes in the Placement Jurisdictions in compliance with the provisions of Securities Laws and this Agreement; and

(ii)	a representation and warranty by the Issuer and the Guarantors on the date of such delivery, and, in the case of (A) the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum, as of the date thereof and on the Closing Date, (B) the Preliminary Confidential Offering Memorandum and the Preliminary U.S. Confidential Offering Memorandum, as of the date that each was delivered to the Underwriters, and (C) any Supplementary Materials, as of the date of delivery thereof, that such document is and will be true and correct in all material respects and contains no misrepresentation, except in each case that the representations and warranties set forth in this paragraph do not apply to statements (or omissions or misrepresentations therein) relating solely to the Underwriters and provided by the Underwriters in writing specifically for inclusion in the Preliminary Confidential Offering Memorandum, the Preliminary U.S. Confidential Offering Memorandum, the Final Confidential Offering Memorandum, the Final U.S. Confidential Offering Memorandum or any Supplementary Material, and that such document contains in all material respects the disclosure required by, and conforms in all material respects with the requirements of, Securities Laws.

5.	Notification of Underwriters of Material Changes

(a)	During the period from the date hereof to completion of the distribution of the Notes, the Issuer shall promptly notify the Underwriters in writing, with full particulars, of:

(i)	any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, results of operations, assets, liabilities or obligations (absolute, accrued, contingent or otherwise), financial condition, or capital of the Issuer and the Guarantors, taken as a whole; and

(ii)

any material fact or change in any material fact which arises which would have been required to have been or otherwise should have been stated in the Preliminary Confidential Offering Memorandum, the Final Confidential Offering Memorandum, the Preliminary U.S. Confidential Offering Memorandum, the Final U.S. Confidential Offering Memorandum or any Supplementary Material had that fact or change arisen or been discovered on or prior to the date of the Preliminary Confidential Offering Memorandum, the Final Confidential Offering Memorandum, the Preliminary U.S. Confidential Offering Memorandum, the Final U.S. Confidential Offering Memorandum or any Supplementary Material, as the case may be, or which is, or may be, of such a nature as to render any statement therein untrue or misleading in any material respect or which would result in any of the Final Confidential Offering Memorandum, Final U.S. Confidential Offering Memorandum or any Supplementary Material containing a misrepresentation or which would result in any of the Final Confidential Offering Memorandum, Final U.S. Confidential Offering Memorandum or any Supplementary Material not complying with any of the Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Notes.

(b)	In addition to the provisions of section 5(a) above, the Issuer will, in good faith, discuss with the Underwriters any change, event or fact contemplated in section 5(a) above which is of such a nature that there may be reasonable doubt as to whether notice should be given to the Underwriters under section 5(a).

6.	Representations, Warranties and Covenants of the Issuer and the Guarantors

Each of the Issuer and the Guarantors hereby jointly and severally represents, warrants and, where applicable, covenants to the Underwriters (including their U.S. Affiliates), and acknowledges that each of the Underwriters is relying on such representations, warranties and covenants in entering into this Agreement and purchasing the Notes, that:

(a)	Incorporation and Good Standing of the Issuer and its Subsidiaries. Each of the Issuer and its Subsidiaries (other than Allied Nevada Delaware Holdings, Inc. and Allied Nevada (Cayman) Corp.) has been duly incorporated (or, as applicable, has been duly organized as a limited liability company) and is validly existing as a corporation (or, as applicable, is validly existing as a limited liability company) under the laws of the jurisdiction of its incorporation or organization and has the corporate or other requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Final Confidential Offering Memorandum and to enter into and perform its obligations under each of this Agreement, the CDS Agreement, the Notes, the Guarantees and the Indenture. Each of the Issuer and its Subsidiaries (other than Allied Nevada Delaware Holdings, Inc. and Allied Nevada (Cayman) Corp.) is in good standing in its jurisdiction of incorporation or organization and is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, constitute a Material Adverse Change. Allied Nevada Delaware Holdings, Inc. and Allied Nevada (Cayman) Corp. hold no significant assets and do not conduct any business.

(b)	This Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuer and the Guarantors and is a valid and binding agreement of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c)	Authorization of the Notes and the Guarantees. The Notes have been duly authorized for issuance and sale by the Issuer pursuant to this Agreement and the Indenture and, at the Closing Time, will be in the form contemplated by the Indenture, will have been duly authorized for issuance and sale pursuant to the Indenture and will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will have been duly and validly issued and will constitute valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees have been duly authorized by the Guarantors and, at the Closing Time, will have been duly and validly granted and will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The form of global certificates representing the Notes has been duly approved and adopted by the Issuer and complies with the provisions of applicable law relating thereto.

(d)	Authorization of the Indenture. The Indenture and the Guarantees have been duly authorized by each of the Issuer and the Guarantors (as applicable) and, at the Closing Time, will have been duly executed and delivered by each of the Issuer and the Guarantors (as applicable) and will constitute a valid and binding agreement of each of the Issuer and the Guarantors (as applicable), enforceable against each of the Issuer and the Guarantors (as applicable) in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Indenture and the Guarantees will comply with all applicable provisions of the laws of Canada and the United States and the laws of any province, territory or state thereof, including Securities Laws, and no registration, filing or recording of the Indenture or the Guarantees under the laws of Canada or the United States or any province, territory or state thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture, the Guarantees or the Notes.

(e)	The CDS Agreement. At the Closing Time, the CDS Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(f)	Trustee. As of the Closing Time, Computershare Trust Company of Canada at its principal office in the city of Toronto, Ontario, shall have been duly appointed as Trustee under the Indenture.

(g)	No Registration Required. Subject to the accuracy of the representations and warranties of, and the performance of the covenants and agreements of, the Underwriters (and their U.S. Affiliates) contained in sections 2 and 7 hereof and in Schedule C hereto, it is not necessary in connection with (i) the offer, sale and delivery of the Notes to the Underwriters, or (ii) the initial offer, sale and delivery of the Notes by the Underwriters to the Purchasers, in each case in the manner contemplated by this Agreement, the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum to (A) qualify, by prospectus or otherwise, the distribution of the Notes under the securities laws of any jurisdiction in Canada, including the Securities Act (Ontario) and the rules and regulations thereunder, (B) register the Notes or the Guarantees under the U.S. Securities Act, or (C) qualify the Indenture under the U.S. Trust Indenture Act of 1939 (the “Trust Indenture Act” which term, as used herein, includes the rules and regulations of the SEC promulgated thereunder).

(h)	No General Solicitation. Neither the Issuer, nor any Person acting on its behalf (other than the Underwriters and their U.S. Affiliates, as to whom neither the Issuer nor the Guarantors makes any representation or warranty), has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the distribution of the Notes in any Canadian province or territory to be qualified by a prospectus filed in accordance with the Securities Laws applicable in such province or territory, (ii) engaged in any advertisement of the Notes in any printed media of general and regular paid circulation, radio or television or any other form of advertising in connection with the offer and sale of the Notes, (iii) solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act or (iv) engaged in any directed selling efforts within the meaning of Regulation S, and all such Persons have complied with the offering restrictions requirement of Regulation S.

(i)	No Integration of Offerings. Neither the Issuer nor any Guarantor has made, and the Issuer agrees that it will not and will cause its Affiliates not to make, any offer or sale of securities of the Issuer of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the U.S. Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Issuer to the Underwriters, (ii) the resale of the Notes by the Underwriters to subsequent purchasers or (iii) the resale of the Notes by such subsequent purchasers to others) the exemption from the registration requirements of the U.S. Securities Act provided by Sections 4(1) or 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j)	Rule 144A Eligibility. On the Closing Date, the Notes will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the U.S. Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the U.S. Securities Act.

(k)	Description of the Notes, the Guarantees and the Indenture. The Notes, the Guarantees and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum.

(l)	Final Confidential Offering Memorandum. The Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum, as of their date and as of the Closing Date, will not contain a misrepresentation or an untrue statement of a material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in the light of the circumstances in which it was made, and all information contained therein shall be true and correct in all material respects, provided that this representation, warranty and agreement shall not apply to statements (or omissions or misrepresentations therein) relating solely to the Underwriters and provided by the Underwriters in writing, specifically for inclusion in the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum. The Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum complies in all material respects with applicable requirements of the Securities Laws. Neither the Issuer nor any of the Guarantors has distributed or will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Notes other than the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum.

(m)	Statements in the Offering Memorandum. The statements in the Final Confidential Offering Memorandum in the sections entitled “Risk Factors”, “Description of the Notes”, and “Rights of Action for Damages or Rescission”, insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, fairly present and summarize, in all material respects, the matters referred to therein. The Issuer will apply the proceeds of the offering of Notes pursuant to this Agreement in the manner set forth in the section entitled “Use of Proceeds” in the Final Confidential Offering Memorandum. The statements contained in the Final Confidential Offering Memorandum under the caption “Principal Canadian Federal Income Tax Considerations” constitute an accurate summary of the principal Canadian federal income tax considerations described therein, subject to the assumptions, limitations, qualifications and exceptions referred to therein.

(n)	Incorporated Documents. The documents incorporated by reference in the Final Confidential Offering Memorandum and Final U.S. Confidential Offering Memorandum, when filed with the Securities Commissions, conformed or will conform, as the case may be, in all material respects to the requirements of applicable Securities Laws, and the rules and regulations of the Securities Commissions thereunder, and did not and will not contain a misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(o)	Reporting Issuer. The Issuer is a “reporting issuer” (as such term is defined by Canadian Securities Laws) and is not in default under Canadian Securities Laws. The Issuer is registered under the U.S. Exchange Act and the documents incorporated by reference in the Final Confidential Offering Memorandum, when filed with the SEC, conformed, in all material respects, to the requirements of the U.S. Exchange Act. There are no material changes relating to the Issuer and its Subsidiaries and no material facts relating to the Issuer and its Subsidiaries that have not been disclosed to the public in Canada and the United States. The Issuer has not filed any confidential material change reports that have not, as of the date hereof, been made publicly available through SEDAR and EDGAR. The Issuer has filed all documents required to be filed by it under applicable Securities Laws and no such filed document, with respect to Canadian Securities Laws, contains a misrepresentation, and with respect to the U.S. Exchange Act, contains a material misrepresentation or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(p)	Investment Company Act. Neither the Issuer nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Confidential Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”).

(q)

No Material Adverse Change. Except as otherwise disclosed in the Final Confidential Offering Memorandum, subsequent to the respective dates as of which information is given in the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum: (i) there has been no event, development, change or circumstance that (1) is or could reasonably be expected to be materially adverse to (x) the business, affairs, operations, results of operations, financial condition, liabilities or obligations (contingent or otherwise), assets, mineral rights, properties or capital of the Issuer and its Subsidiaries, taken as a whole, (y) the ability of the Issuer and its Subsidiaries to consummate the transactions contemplated hereby or to perform any of their material obligations under this Agreement, the Indenture or the Guarantees, or (z) the validity or enforceability of the Indenture, the Guarantees or the rights and remedies of the Trustee and the holders of Notes thereunder, or (2) does, or could reasonably be expected to, result in the Final Confidential Offering Memorandum, Final U.S. Confidential Offering Memorandum or any Supplementary Material containing a misrepresentation (any such event, development, change or circumstance referred to in this clause (i) is called a “Material Adverse Change”), (ii) the Issuer and its Subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent or entered into any material transaction or agreement in either case outside of the Ordinary Course; and (iii) there has been no (1) dividend or distribution of any kind declared, paid or made by the Issuer or, except for dividends paid to the Issuer or other Subsidiaries, any of its Subsidiaries on any class of capital stock or other ownership interest or repurchase or redemption by the Issuer or any of its Subsidiaries of any class of capital stock or other ownership interest or (2) repayment of debt owing to a shareholder of the Issuer.

(r)	Financial Statements. The audited financial statements and the unaudited interim financial statements of the Issuer together with the related notes, incorporated by reference in the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum, present fairly in all material respects the financial position of the Issuer and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved. The other financial information included or incorporated by reference in the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum has been derived from the accounting records of the Issuer and its Subsidiaries and presents fairly, in all material respects, the information shown thereby.

(s)	Independent Accountants. Ehrhardt Keefe Steiner & Hottman, P.C., who have certified the audited financial statements of the Issuer and its Subsidiaries are independent public accountants with respect to the Issuer and its Subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Issuer Accounting Oversight Board (United States) and as required by the U.S. Securities Act.

(t)

Accounting Controls. The Issuer and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the U.S. Exchange Act) that comply with the requirements of the U.S. Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Issuer and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to the Issuer’s and its Subsidiaries’ assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Final Confidential Offering Memorandum or in writing to the Underwriters prior to the execution hereof, there are no material weaknesses or significant deficiencies in the Issuer’s internal controls.

(u)	Disclosure Controls. The Issuer and its Subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the U.S. Exchange Act) that is (i) designed to ensure that information required to be disclosed by the Issuer in reports that it files or submits under the U.S. Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure, and (ii) effective in all material respects to perform the functions for which they were established. The Issuer and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the U.S. Exchange Act.

(v)	Off-Balance Sheet Items. Other than as disclosed in the audited financial statements and the unaudited interim financial statements incorporated by reference in the Final Confidential Offering Memorandum, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Issuer or any of the Subsidiaries with unconsolidated entities or other Persons that may individually or in the aggregate be material to the Issuer and its Subsidiaries taken as a whole.

(w)	Contingent Liabilities. None of the Issuer or any of the Subsidiaries has any contingent liabilities in excess of the liabilities that are either reflected or reserved against in the audited financial statements or the unaudited interim financial statements incorporated by reference in the Final Confidential Offering Memorandum, which are or may be expected to, individually or in the aggregate, be material to the Issuer and its Subsidiaries taken as a whole.

(x)	Auditor Disagreement. Since December 31, 2008, there has not been any reportable disagreement (within the meaning of National Instrument 51-102 - Continuous Disclosure Obligations) with the Issuer’s auditors.

(y)	No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Issuer or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Issuer or any of its Subsidiaries, on the other, that would be required to be disclosed under Securities Laws and that is not so described in the Final Confidential Offering Memorandum.

(z)	Subsidiaries. The Subsidiaries of the Issuer listed on Schedule B hereto are all of the Subsidiaries of the Issuer. The Issuer does not directly or indirectly hold any securities or other ownership interests in any Person other than the Subsidiaries, other than the 3,225,806 shares of common stock the Issuer holds in International Enexco Ltd. All of the issued and outstanding capital stock or other ownership interests of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned of record and beneficially by the Issuer and/or another Subsidiary free and clear of all Liens, except for Liens securing indebtedness under the (i) Credit Agreement and (ii) capital leases set forth on Schedule D hereto (the “Existing Indebtedness”). None of such securities or other ownership interests were issued in violation of any preemptive rights, rights of first refusal or other similar rights. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock or other ownership interests in the Subsidiaries. Neither the Issuer nor any of the Subsidiaries is subject to any obligation or requirement to provide funds to or make any investment in any business or Person.

(aa)	Capitalization. The Issuer’s equity capitalization as at March 31, 2012 is as set out under Note 14 to the condensed consolidated financial statements contained in the Issuer’s Form 10-Q for the quarter ended March 31, 2012 and there have been no material changes in such equity capitalization since such date. At March 31, 2012, on a consolidated basis, after giving pro forma effect to the issuance of the Notes and the application of the net proceeds therefrom as described in the section entitled “Consolidated Capitalization” in the Final Confidential Offering Memorandum, the Issuer would have an authorized and outstanding debt capitalization as set forth in the Final Confidential Offering Memorandum in the section entitled “Consolidated Capitalization”. All of the outstanding shares of capital stock of the Issuer have been duly authorized and validly issued, are fully paid and nonassessable .

(bb)

No Violation or Default. None of the Issuer or its Subsidiaries is in violation of its charter, by laws or other organizational documents or in any material respect, any law, regulation or any rules or order of a Government Entity applicable to the Issuer or any Subsidiary or its assets or operations. None of the Issuer or its Subsidiaries is in default, breach or conflict (or, with the giving of notice or lapse of time, would be in default, breach or conflict) (collectively, a “Default”) under any indenture, mortgage, hypothec, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Issuer or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Issuer or any of its Subsidiaries is subject (each, an “Existing Instrument” and, collectively, the “Existing Instruments”), except as would not constitute a Material Adverse Change. The Issuer and its Subsidiaries are not in Default in any material respect under the Existing Indebtedness.

(cc)	No Conflicts. The Issuer’s and each Guarantor’s execution, delivery and performance of this Agreement, the CDS Agreement (in the case of the Issuer only), the Indenture, the Guarantees and the Swap, and the issuance and delivery of the Notes, the granting of the Guarantees and consummation of the transactions contemplated hereby and thereby and by the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum have been duly authorized by all necessary corporate or other action of the Issuer and the Guarantors and (i) will not result in any violation of the provisions of the charter, by laws or other organizational documents of the Issuer or any Subsidiary, (ii) will not result in a Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, hypothec, charge or encumbrance upon any property or assets of the Issuer or its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, regulation, rule or order of any Governmental Entity or other requirement having the force of law applicable to the Issuer or its Subsidiaries.

(dd)	No Consents Required. Assuming compliance by the Underwriters with their covenants contained in section 2 hereof, no consent, approval, authorization or other order of, or registration or filing with, any Government Entity or other Person, is required for the Issuer’s or any Guarantor’s execution, delivery and performance of this Agreement, the CDS Agreement (in the case of the Issuer only), the Indenture, the Guarantees or the Swap, or the issuance and delivery of the Notes, the granting of the Guarantees or consummation of the transactions contemplated hereby and thereby and by the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum, except for filings, registrations and recordings which have been made and the filing of certain notices and the payment of filing fees required by Canadian Securities Laws, including the filing of a report of exempt distribution under NI 45-106 with, payment of applicable filing fees to, and, if applicable, filing of the Final Confidential Offering Memorandum with (as applicable), the securities regulatory authority in each jurisdiction of Canada in which sales of the Notes are made and such filing is required and such notice filings and payment of fees as may be required under state securities laws in connection with the purchase and resale of the Notes in the United States by the Underwriters and their U.S. Affiliates. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer or its Subsidiaries.

(ee)	Legal Proceedings. Except as otherwise disclosed in the Final Confidential Offering Memorandum, there are no legal, governmental or regulatory actions, demands, claims, arbitrations, inquiries, investigations, suits or proceedings pending or, to the Knowledge of the Issuer, threatened, (i) against, involving or affecting the Issuer or its Subsidiaries, or (ii) which have as the subject thereof any property, mineral right or asset owned or leased by the Issuer or its Subsidiaries, in each case that, individually or in the aggregate, if determined adversely to the Issuer or its Subsidiaries, would constitute a Material Adverse Change. No material labour dispute with the employees of the Issuer or its Subsidiaries, exists or, to the Knowledge of the Issuer, is threatened or imminent.

(ff)	Licenses and Permits. The Issuer and its Subsidiaries are the registered owners of and possess, in good standing without default, all licenses, sub-licenses, certificates, rights (including surface rights, access rights and water rights) permits, concessions, instruments and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state or local Government Entities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses (including future planned operations to the extent the Permits in respect thereof are described as having been obtained in the Final Confidential Offering Memorandum) as described in the Final Confidential Offering Memorandum, except where the failure to possess, maintain in good standing or make the same would not, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Change; and except as described in the Final Confidential Offering Memorandum, neither the Issuer nor any of its Subsidiaries has received notice of any revocation, cancellation or modification of or intention to revoke, cancel or modify any such license, sub-license, certificate, right, permit, concession, instrument or other authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(gg)	Intellectual Property. (i) The Issuer and its Subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Issuer and its Subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person; and (iii) the Issuer and its Subsidiaries have not received any notice of and have no Knowledge of any claim relating to Intellectual Property, except in the case of (i), (ii), or (iii) as would not reasonably be expected to have a Material Adverse Change.

(hh)	Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as

amended (“ERISA”), for which the Issuer or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”), other than a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (other than a “multiemployer plan”) excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan (other than a “multiemployer plan”) has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan (other than a “multiemployer plan”) is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) (v) no Plan is in “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification and (viii) neither the Issuer nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, be reasonably be expected to have a Material Adverse Change.

(ii)	No Labor Disputes. No labor disturbance by or dispute with employees of the Issuer or any of its Subsidiaries exists or, to the Knowledge of the Issuer, is contemplated or threatened and neither the Issuer nor any Subsidiary is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Issuer’s or any of the Issuer’s Subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Change. None of the employees of the Issuer or its Subsidiaries are subject to collective bargaining agreements.

(jj)

Real and Personal Property. The Issuer and its Subsidiaries are the legal and beneficial owners of and have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property (excluding the real property interests addressed in Section 6(kk) below), including all interests in property interests or rights or similar rights and all licenses, sub-licenses, certificates, permits, claims and instruments that are material to the respective businesses of the Issuer and its Subsidiaries as currently conducted, in each case free and clear of all Liens except as disclosed in the Final Confidential Offering Memorandum, or those that (i) do not materially interfere with the use made and proposed to be made of such property by the Issuer and its Subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change or (iii) that secure the Existing Indebtedness. The Issuer and its Subsidiaries do not own or control, directly or indirectly any interest in real property, other than the real property interests listed in Schedule E hereto.

(kk)	Mineral Properties and Mining Rights.

(i)	The Issuer and each of its Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and with all applicable regulations, tariffs, rules, orders and directives of Government Entities material to its operations, including all of the foregoing relating to mining and/or mining claims, concessions, licenses or leases, and neither the Issuer nor any Subsidiary has received any notice of the revocation, adverse modification or cancellation of, or any intention to revoke, adversely modify or cancel, any of the mining claims, groups of claims, exploration, exploitation or extraction, rights, concessions, licenses, leases or other instruments conferring Mining Rights, including in respect of the Mineral Properties.

(ii)	Except as disclosed in the Final Confidential Offering Memorandum, the Issuer or a Subsidiary is the owner of the Mineral Properties and holds either marketable title, freehold title, leases, claims or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the particular property is located (collectively, “Mining Rights”), in respect of the mineral rights located in the Mineral Properties in each case under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Issuer or the Subsidiary to explore for exploit or extract mineral deposits relating thereto (as applicable based on current operations), free and clear of any Liens.

(iii)

Except as disclosed in the Final Confidential Offering Memorandum, all material Mining Rights in which the Issuer or any Subsidiary holds an interest or right have been validly filed and recorded in accordance in all material respects with all applicable laws and are valid and subsisting; the Issuer and the Subsidiaries have or have applied or will apply to obtain all necessary surface rights, access rights and other necessary rights and interests relating to the Mineral Properties granting the Issuer or the Subsidiary the right and ability to explore for exploit or extract mineral deposits as are appropriate in view of the rights and interests therein and operations thereon of the Issuer or any Subsidiary, with only such exceptions as do not unreasonably interfere with the use made by the Issuer or any Subsidiary of the rights or interest so held; and each of the

Mining Rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Issuer or a Subsidiary, as applicable, except where the failure to be in good standing would not constitute a Material Adverse Change.

(iv)	The disclosure regarding the Mineral Properties and Mining Rights of the Issuer and the Subsidiaries in the Final Confidential Offering Memorandum accurately describes all material facts regarding the Mineral Properties and all material Mining Rights held by the Issuer and the Subsidiaries, and no other material property or assets are necessary for the conduct of the business of the Issuer and the Subsidiaries as currently conducted; except as disclosed in the Final Confidential Offering Memorandum, the Issuer does not have Knowledge of any claim or the basis for any claim that might or could materially and adversely affect the Issuer’s or its Subsidiaries’ right to use, transfer, explore for, exploit or extract mineral deposits on such Mineral Properties and, except as disclosed in the Final Confidential Offering Memorandum, the Issuer and the Subsidiaries hold interests in such Mineral Properties free and clear of any material Liens and no material commission, royalty, licence fee or similar payment to any Person with respect to the Mineral Properties is payable.

(v)	Any and all of the agreements and other documents and instruments pursuant to which the Issuer and the Subsidiaries hold their respective Mineral Properties and assets (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with their terms; neither the Issuer nor any Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged; all material leases, licences and claims pursuant to which the Issuer or the Subsidiaries derive their interests in such property and assets are in good standing and there has been no material default under any such lease, licence or claim that has not been remedied or waived. None of the Mineral Properties (or any interest in, or right to earn an interest in, any property) of the Issuer or any Subsidiary is subject to any right of first refusal or purchase or acquisition right granted by the Issuer which is not disclosed in the Final Confidential Offering Memorandum or which has not been disclosed to the Underwriters in writing prior to the execution hereof.

(vi)

Each of the Technical Reports complied in all material respect with the requirements of NI 43-101 at the time of filing thereof and each of the Technical Reports reasonably presented the quantity of mineral reserves and resources attributable to the properties evaluated therein as at the date stated therein based upon information available at the time each of the Technical Reports was prepared; the Issuer made available to the authors of the Technical Reports, prior to the issuance thereof, for the purpose of preparing such reports, all information requested by them, which information did not contain any misrepresentation at the time such information was so provided.

(vii)	All of the material assumptions underlying the reserve and resource estimates in each of the Technical Reports are, to the extent known to the Issuer, reasonable and appropriate, and except as disclosed in the Final Confidential Offering Memorandum (including in respect of, and subject to, the risks facing the Issuer and its business and properties), the projected capital and operating costs and results relating to the Issuer’s projects as summarized in the Final Confidential Offering Memorandum are achievable by the Issuer. Estimates of reserves and resources as described in the Final Confidential Offering Memorandum comply in all material respects with National Instrument 43-101. Estimates of proven and probable reserves comply in all material respects with SEC Industry Guide 7. The information set forth in the Final Confidential Offering Memorandum relating to mineral reserves and resources has been prepared by the Issuer and its consultants in accordance with methods generally applied in the mining industry.

(viii)	The Issuer is in compliance in all material respects with the provisions of NI 43-101 and, to the extent required thereby or stated to be compliant therewith in the Final Confidential Offering Memorandum, SEC Industry Guide 7 and has filed all technical reports required thereby and there has been no change to any of the Technical Reports of which the Issuer is aware that would require the filing of new technical reports under NI 43-101.

(ix)	All mineral exploration, development, construction, extraction, exploitation, removal, processing or refining activities on the properties of the Issuer and each of its Subsidiaries have been conducted in accordance with good mining and engineering practices and all applicable workers’ compensation and health and safety and workplace laws have been duly complied with except where the failure to so conduct operations or comply would not constitute a Material Adverse Change.

(x)	The proven and probable reserves, measured and indicated resources, inferred resources, reserve growth, production growth, future cash costs and future adjusted cash costs of the Issuer and its Subsidiaries as of December 31, 2011 contained in the Final Confidential Offering Memorandum are derived from the Technical Reports and such estimates fairly reflect, in all material respects, proven and probable reserves, measured and indicated resources, inferred resources, reserve growth, production growth, future cash costs and future adjusted cash costs of the Issuer and its Subsidiaries, as applicable, at the date indicated and are in accordance, in all material respects, with NI 43-101 and the estimates of proven and probable reserves comply in all material respects with SEC Industry Guide 7, in each case applied on a consistent basis.

(xi)	Scott E. Wilson Consulting, Inc., which serves as the independent mining industry consultant, to the Knowledge of the Issuer (1) does not have any direct material financial interest or material indirect financial interest in the Issuer or any of its Subsidiaries relating to the Hycroft Brimstone Open Pit Mine or any of their other mineral assets other than the compensation payable to it in respect of its engagements by the Issuer or any of its Subsidiaries or the Hycroft Brimstone Open Pit Mine or any of their other mineral assets, and (2) was not and is not connected as a promoter, underwriter, voting trustee, director, officer or employee of the Issuer or any of Subsidiaries or the Hycroft Brimstone Open Pit Mine or any of their other mineral assets.

(ll)	Ordinary Course. Except as disclosed in the Final Confidential Offering Memorandum, since March 31, 2012, the Business has been carried on in the Ordinary Course.

(mm)	Taxes. The Issuer and its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Final Confidential Offering Memorandum, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Issuer or any of its Subsidiaries or any of their respective properties or assets and that would, in the aggregate, reasonably be expected to constitute a Material Adverse Change.

(nn)	Insurance. Except as disclosed in the Final Confidential Offering Memorandum, the Issuer and its Subsidiaries maintain insurance policies which are in full force and effect with recognized insurers and which cover such risks and in such amounts as the Issuer reasonably believes (i) is commercially adequate for the conduct of the Issuer and its Subsidiaries’ respective businesses and the value of their respective assets and properties and (ii) is customary for a mining company with the type of operations of the Issuer; and neither the Issuer nor any of its Subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers.

(oo)

Environmental Laws. (i) The Issuer and its Subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, orders, judgments, decisions and other requirements (collectively, “Environmental Laws”) relating to the protection of human health or safety, the environment, natural resources, reclamation, rehabilitation, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Hazardous Materials”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice, nor are they aware, of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of Hazardous Materials, and (ii) there are no costs or liabilities associated with or under Environmental Laws of or relating to the Issuer or its Subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Change; and (iii) except as described in the Final Confidential Offering Memorandum, (x) there are no actions, demands, claims, arbitrations, inquiries, investigations, suits or proceedings that are pending, or that are known to be contemplated, against the Issuer or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws other than such actions, demands, claims, arbitrations, inquiries, investigations, suits or proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) except as disclosed in the Final Confidential Offering Memorandum or as would not constitute a Material Adverse Change, there are no Hazardous Materials present on, or under or at, nor have any Hazardous Materials migrated from or through, any property owned or used by the Issuer or its Subsidiaries, and (z) the Issuer and its Subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Issuer and its Subsidiaries, and none of the Issuer and its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws. The Issuer and its Subsidiaries have not assumed by contract or otherwise any obligation related to Environmental Laws or Hazardous Materials that, individually or in the aggregate, does or could reasonably constitute a Material Adverse Change.

(pp)	No Price Stabilization or Manipulation. Neither the Issuer nor any Subsidiary has taken nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes.

(qq)

Solvency. On and immediately after the Closing Date, the Issuer and each Guarantor (after giving effect to the issuance of the Notes and the Guarantees and the other transactions related thereto as described in the Final Confidential Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes and the Guarantees as contemplated by this Agreement and the Final Confidential Offering Memorandum, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(rr)	Anti-Terrorism, Money Laundering and Foreign Trade Compliance. The operations of the Issuer and the Subsidiaries are in compliance with and there has been no violation by any of them of (i) any and all applicable laws, regulations or rules, domestic, foreign or international, relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act of 1970, the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (“OFAC”), the Criminal Code, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act and the Currency and Foreign Transactions Reporting Act of 1970 (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced), and (ii) any and all applicable laws, regulations or rules, domestic, foreign or international, relating to international trade, economic sanctions, export controls and anti-boycott matters. None of the Issuer, any of its Subsidiaries or, to the Knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the OFAC; and the Issuer will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC. There is no action, suit or proceeding by or before any Government Entity in respect of any of the foregoing laws, rules and regulations involving the Issuer, its Subsidiaries or their directors, officers, employees, consultants, representatives, agents or affiliates that is pending or to the Knowledge of the Issuer, threatened.

(ss)	No Unlawful Payments. Neither the Issuer nor any of its Subsidiaries nor, to the Knowledge of the Issuer, any director, officer, agent, employee, affiliate or other Person associated with or acting on behalf of the Issuer or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution or gift or incurred any unlawful entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Canadian Corruption of Foreign Public Officials Act; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Issuer and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with such laws, regulations and rules.

(tt)	Brokers. Neither the Issuer nor any of its Subsidiaries is a party to any contract, agreement or understanding with any Person (other than this Agreement) that would give rise to a claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes. In the event any Person makes a claim against the Underwriters in respect of any such fee or payment or any related amounts, expenses or damages, the Issuer covenants to indemnify and hold harmless the Underwriters with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(uu)	No Restrictions on Subsidiaries. No Subsidiary of the Issuer is as of the date hereof or as of the Closing Date prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Issuer or an intermediate Subsidiary, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Issuer or an intermediate Subsidiary any loans or advances to such Subsidiary from the Issuer or from transferring any of such Subsidiary’s properties or assets to the Issuer or an intermediate Subsidiary of the Issuer, except for any such restrictions (i) contained in the Existing Indebtedness, or (ii) that will be permitted by the Indenture.

(vv)	No Suspension. No securities commission or other Government Entity has issued any order preventing or suspending the use of the Final Confidential Offering Memorandum, Final U.S. Confidential Offering Memorandum or any Supplementary Material or preventing or suspending the distribution of the Notes or the trading of securities of the Issuer generally and the Issuer has no Knowledge of any investigation, order, inquiry or proceeding which is ongoing, pending, contemplated or threatened by any such entity.

(ww)	Books and Records. All books and records of the Issuer and each of its Subsidiaries have been fully, properly and accurately kept and completed in accordance with U.S. generally accepted accounting principles in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein that would, individually or in the aggregate, constitute a Material Adverse Change.

(xx)	Market Information. Any statistical and market or industry-related data included in the Final Confidential Offering Memorandum are based on or derived from sources that the Issuer believes to be reliable and accurate in all material respects and the Issuer does not require any authorization to use such data in the Final Confidential Offering Memorandum that it does not have.

(yy)	No Demand for Registration. No Person has any right to demand filing of a prospectus or registration statement or similar document by the Issuer in any jurisdiction or registration of any security of the Issuer in any jurisdiction, and no Person will have any such right immediately following the Closing Time.

(zz)	Margin Rules. Neither the issuance, sale and delivery of the Notes nor the application of the proceeds thereof by the Issuer as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(aaa)	Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the U.S. Securities Act and Section 21E of the U.S. Exchange Act) included or incorporated by reference in any of the Final Confidential Offering Memorandum or the Final U.S. Confidential Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(bbb)	Sarbanes-Oxley Act. There is and has been no failure on the part of the Issuer or any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ccc)	Blue Sky Compliance. Each of the Issuer and the Guarantors shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Notes and the Guarantees for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes and the Guarantees; provided, however that none of the Issuer or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation and neither the Issuer nor any of the Guarantors are required to file consent to service of process in any jurisdiction. The Issuer will advise the Underwriters promptly of the suspension of any exemption from the requirements to qualify or register the Notes and the Guarantees for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending any such exemption, the Issuer shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(ddd)	Sales of Notes by Affiliates of the Underwriters. The Issuer acknowledges and agrees that the Underwriters may offer and sell the Notes to or through any Affiliate of an Underwriter and that any such Affiliate may offer and sell the Notes purchased by it to or through any Underwriter in accordance with this Agreement including Schedule C.

(eee)	Certificates. Any certificate signed by an officer of the Issuer or any Guarantor and delivered to the Underwriters or to counsel to the Underwriters shall be deemed to be a representation and warranty by the Issuer or such Guarantor to each Underwriter as to the matters set forth therein.

7.	Representations, Warranties and Certain Covenants of the Underwriters

In addition to the representations, warranties and covenants set forth in Schedule C hereto, each Underwriter in respect of itself, represents and warrants to the Issuer that (a) it is an “accredited investor” within the meaning of NI 45-106 and Rule 501(a) under Regulation D , and (b) its U.S. Affiliates and any Affiliates (as defined in Schedule C hereto) participating in the purchase and resale of the Notes are Qualified Institutional Buyers (and were at the time of the original offer) within the meaning of Rule 144A and are duly qualified and registered broker-dealers in the United States and under the laws of each state where any offers or sales were made. In addition, each Underwriter, severally and not jointly, represents, warrants and agrees that:

(a)	neither it, nor any Affiliate, has solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act; and

(b)	it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes as part of their initial offering except:

(i)	within the United States to persons whom it reasonably believes to be Qualified Institutional Buyers within the meaning of Rule 144A in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Notes is aware that such sale is being made in reliance on Rule 144A; or

(ii)	in accordance with the restrictions set forth in Schedule C hereto.

Each Underwriter acknowledges and agrees that the Issuer and, for the purposes of the “no registration” opinions to be delivered to the Underwriters pursuant to the terms hereof, counsel to the Issuer may rely upon the accuracy of the representations and warranties of the Underwriters, and on compliance by the Underwriters with their agreements, contained in paragraph (b) above (including Schedule C hereto), and each Underwriter hereby consents to such reliance.

8.	Certain Covenants

After the Closing, the Issuer and the Underwriters shall file such forms and documents as and when may be required of them under the Securities Laws of the Placement Jurisdictions relating to the offering of the Notes which, without limiting the generality of the foregoing, shall include a Form 45-106F1 as prescribed by NI 45-106.

9.	Closing

(a)	The Underwriters’ purchase of the Notes under this Agreement shall be completed at the Closing Time at the Toronto offices of Cassels Brock & Blackwell LLP.

(b)	At the Closing Time, and subject to the terms and conditions contained in this Agreement, the Issuer will deliver to Scotia, on behalf of the Underwriters, one or more definitive global certificates representing the Notes, duly executed and certified in the manner contemplated by the Indenture and registered in the name of CDS & Co., or in such other name or names as the Underwriters may direct the Issuer in writing not less than 24 hours prior to the Closing Time, against payment to the Issuer (or as the Issuer may direct to the Underwriters in writing not less than 24 hours prior to the Closing Time) by the Underwriters of the aggregate offering price, net of the Underwriting Fee and the underwriting expenses set forth in section 12, by electronic wire transfer of immediately available funds or in such other manner as the Issuer and the Underwriters may agree. Scotia, on behalf of the Underwriters, shall furnish a receipt for such global certificate or certificates and the Underwriting Fee and the underwriting expenses and the Issuer shall furnish a receipt for the aggregate net offering price so received to Scotia, on behalf of the Underwriters. It is understood that GMP has authorized Scotia, on behalf of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the aggregate offering price for, the Notes which it has agreed to purchase.

(c)	In addition to any conditions stipulated elsewhere in this Agreement, the Underwriters’ obligations under this Agreement are conditional upon and subject to:

(i)	the representations and warranties of the Issuer and the Guarantors contained herein being true and correct in all material respects (except for such representations and warranties that are qualified as to materiality, which shall be true and correct in all respects after giving effect to such materiality standard) as of the Closing Time with the same force and effect as if made at and as of the Closing Time, except in respect of any representations and warranties that are made as of a specified date, in which case they will be true and correct in all material respects (except for such representations and warranties that are qualified as to materiality, which shall be true and correct in all respects after giving effect to such materiality standard) only as of that date; provided that, in the case of a breach of a representation and warranty qualified by the term “Material Adverse Change” within the meaning of clause (i)(1)(x) of section 6(q), this condition shall be satisfied unless the circumstances of the breach, in the opinion of the Underwriters (or any of them) acting reasonably, have or would reasonably be expected to have a significant adverse effect on the market price, value, marketability or investment quality of the Notes or any other securities of the Issuer or make it impracticable or inadvisable for the Underwriters to proceed with the offering, sale or delivery of the Notes in the manner contemplated under the Final Confidential Offering Memorandum;

(ii)	the Issuer and the Guarantors having complied in all material respects with all covenants contained herein and satisfied all conditions contained herein to be complied with and satisfied by them at or prior to the Closing Time;

(iii)	the Underwriters receiving at the Closing Time, from Ehrhardt Keefe Steiner & Hottman PC, independent auditors for the Issuer, a long form comfort letter dated such date, in form and substance satisfactory to the Underwriters (acting reasonably), provided that the specified date referred to therein for the carrying out of procedures shall be no more than two Business Days prior to the Closing Date;

(iv)	the Underwriters receiving at the Closing Time, a favourable legal opinion addressed to the Underwriters of (A) Cassels Brock & Blackwell LLP, Canadian counsel for the Issuer and the Guarantors, dated as of the Closing Date, (B) Neal, Gerber & Eisenberg LLP, U.S. counsel for the Issuer and the Guarantors, dated as of the Closing Date, and (C) Canadian and U.S. local counsel, acting as local counsel on behalf of the Issuer and the Guarantors, covering the matters normally dealt with in legal opinions delivered in connection with comparable transactions (including title opinions for Hycroft and Hasbrouck in the form attached as Schedule F hereto) in each case in a form and substance satisfactory to the Underwriters and their counsel, acting reasonably;

(v)	the Underwriters receiving at the Closing Time, a favourable legal opinion addressed to the Underwriters of Neal, Gerber & Eisenberg LLP, U.S. counsel for the Issuer, dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, to the effect that (i) no registration is required under the U.S. Securities Act in connection with the offer, sale and delivery of the Notes in the United States or to U.S. Persons or the initial re-offer and resale by the Underwriters; (ii) the Indenture is not required to be qualified under the Trust Indenture Act; and (iii) the Issuer is not, and after giving effect to the offering of the Notes and the application of the proceeds thereof, will not be required to be registered as an investment company under the Investment Company Act;

(vi)	there having not occurred any Material Adverse Change between May 15, 2012 and the Closing Time (provided that in the case of a Material Adverse Change within the meaning of clause (i)(1)(x) of Section 6(q), this condition shall be satisfied unless the Material Adverse Change, in the opinion of the Underwriters (or any of them) acting reasonably, has or would reasonably be expected to have a significant adverse effect on the market price, value, marketability or investment quality of the Notes or any other securities of the Issuer or make it impracticable or inadvisable for the Underwriters to proceed with the offering, sale or delivery of the Notes in the manner contemplated under the Final Confidential Offering Memorandum);

(vii)	the Underwriters having received a certificate, dated as of the Closing Date and signed by the chief executive officer of the Issuer and the chief financial officer of the Issuer, or such other senior officers of the Issuer as may be acceptable to the Underwriters, certifying for and on behalf of the Issuer and the Guarantors, and not in their personal capacity, that:

(A)	for the period from and after May 15, 2012 and to the Closing Date (A) there has not occurred any Material Adverse Change (provided that in the case of a Material Adverse Change within the meaning of clause (i)(1)(x) of Section 6(q), this condition shall be satisfied unless the Material Adverse Change, in the opinion of the Underwriters (or any of them) acting reasonably, has or would reasonably be expected to have a significant adverse effect on the market price, value, marketability or investment quality of the Notes or any other securities of the Issuer or make it impracticable or inadvisable for the Underwriters to proceed with the offering, sale or delivery of the Notes in the manner contemplated under the Final Confidential Offering Memorandum), and (B) no transaction has been entered into by the Issuer or its Subsidiaries other than in the Ordinary Course;

(B)	the Issuer and the Guarantors have complied in all material respects with all their covenants in this Agreement, the Indenture, the Guarantees and all agreements and instruments delivered thereunder to be complied with by the Issuer or the Guarantors at or prior to the Closing Time and have satisfied all conditions contained herein required to be satisfied by them at or prior to the Closing Time;

(C)	the representations and warranties of the Issuer and the Guarantors contained herein are true and correct in all material respects (except for such representations and warranties that are qualified as to materiality, which shall be true and correct in all respects after giving effect to such materiality standard) as of the Closing Time with the same force and effect as if made at and as of the Closing Time, except in respect of any representations and warranties that are made as of a specified date, in which case they are true and correct in all material respects (except for such representations and warranties that are qualified as to materiality, which shall be true and correct in all respects after giving effect to such materiality standard) only as of that date (subject to the proviso in Section 9(c)(i));

(D)

all information and statements contained in the Preliminary Confidential Offering Memorandum, Preliminary U.S. Confidential Offering Memorandum, Final Confidential Offering Memorandum, Final U.S. Confidential Offering Memorandum and

any Supplementary Material (except information and statements relating solely to the Underwriters and provided by them in writing specifically for use therein) are, as at the Closing Time, true and correct in all material respects and contain no misrepresentations; and

(E)	no order, ruling or determination having the effect of suspending the sale or ceasing or suspending trading in the Notes has been issued by any Securities Commission or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted and are continuing or are pending or, to the actual knowledge of such signatories, after reasonable inquiry, are contemplated or threatened, in each case as of the Closing Time;

(viii)	all required consents with respect to material agreements necessary for the Issuer and the Guarantors to enter into this Agreement and to consummate the transactions contemplated hereby shall have been received;

(ix)	all registrations, recordings or filings required to be made in any public office of recording under the laws of Canada, the United States or any province or state thereof, and any Placement Jurisdiction to preserve or protect the validity or enforceability of the Indenture, the Notes or the Guarantees shall have been made;

(x)	all conditions precedent provided for in the Indenture relating to the creation, issuance, certification and delivery of the Notes shall have been satisfied and no Event of Default (as defined in the Indenture), or event which, with notice or lapse of time or both, would reasonably be expected to constitute an Event of Default, will have occurred and be continuing;

(xi)	there shall have been delivered to the Underwriters evidence that the Issuer has met all requirements of CDS necessary to make use of the book entry system (it being understood that the Issuer shall obtain the necessary CUSIP numbers for the Notes and complete all applicable forms and documents, including the CDS book-entry only securities services agreement to be entered into by the Issuer in connection with the offering of the Notes);

(xii)	the Issuer and the applicable counterparties shall have entered into a cross currency interest rate swap in connection with the aggregate principal amount of the Notes consistent with the terms set out in the Final Confidential Offering Memorandum (the “Swap”) and the Issuer shall have received all necessary consents for such entry, such consents to be in form and substance satisfactory to the Underwriters, acting reasonably;

(xiii)	the Issuer or its Subsidiaries party to the Bank of America capital lease agreement and the other parties thereto shall have entered into an amendment to that agreement to permit the issuance of the Notes, the granting of the Guarantees and the incurrence of the indebtedness under the Indenture, such amendment to be in form and substance satisfactory to the Underwriters, acting reasonably;

(xiv)	the Issuer and the other parties thereto shall have entered into an amendment to the Credit Agreement in form and substance satisfactory to the Underwriters, acting reasonably;

(xv)	the Notes have been assigned a rating of and continue to be rated B3 (stable) by Moody’s Investor Services, Inc. and have been assigned a rating of and continue to be rated B (stable) by Standard & Poor’s Rating Services. Neither rating agency shall have imposed or informed the Issuer that it is considering imposing, any condition, financial or otherwise, on the Issuer’s retaining any rating assigned to the Notes or the Issuer or shall have indicated to the Issuer that it is considering the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or any change in the outlook for any rating of the Notes or the Issuer;

(xvi)	the Issuer, the Guarantors and the Trustee shall have executed and delivered the Indenture and the Guarantees and all certificates, opinions and other documents required under the Indenture to be executed and delivered at or prior to the Closing Time shall have been executed and delivered by the appropriate parties;

(xvii)	the Underwriters shall have received certificates dated the Closing Date and signed by appropriate officers of the Issuer and the Guarantors, addressed to the Underwriters and their counsel, with respect to the articles and by-laws (or other constating documents) of the Issuer and the Guarantors, all resolutions of the board of directors or a committee of the board of directors of the Issuer and the Guarantors and other corporate action relating to this Agreement, the Indenture, the offering documents, the authorization, creation, issue and sale of the Notes, the granting of the Guarantees, the incumbency and specimen signatures of signing officers and with respect to such other matters as the Underwriters may reasonably request; and

(xviii)	the Underwriters shall have received good standing certificates of status or similar certificates with respect to the jurisdictions in which the Issuer and the Guarantors are formed, established or incorporated, as the case may be.

10.	Indemnity

(a)	Subject to the terms and conditions of this section 10, the Issuer and each of the Guarantors shall, jointly and severally, indemnify and save harmless each of the Underwriters, their respective affiliates, partners and shareholders and the respective directors, officers, employees and agents of the foregoing and each other Person, if any, controlling the Underwriters and the directors, officers, employees and agents of such controlling Persons (collectively, the “Indemnified Parties”) from and against all losses (other than losses of profit), claims, actions, suits, proceedings, investigations, costs, expenses, damages and liabilities, joint or several (collectively, a “Claim”), including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and, the reasonable fees and expenses of counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim made against any Indemnified Party or enforcing this indemnity, to which any Indemnified Party may become subject insofar as any of the above are caused by, result from, arise out of or are based upon, directly or indirectly:

(i)	any information or statement (except any statement relating solely to the Underwriters and provided by the Underwriters in writing specifically for inclusion in such document) contained in the Preliminary Confidential Offering Memorandum, the Preliminary U.S. Confidential Offering Memorandum, the Final Confidential Offering Memorandum, the Final U.S. Confidential Offering Memorandum, or any Supplementary Material or in any certificate of the Issuer delivered under this Agreement which is untrue or is alleged to be untrue or contains or is alleged to contain a misrepresentation;

(ii)	any omission or alleged omission to state in the Preliminary Confidential Offering Memorandum, the Preliminary U.S. Confidential Offering Memorandum, the Final Confidential Offering Memorandum, the Final U.S. Confidential Offering Memorandum, or any Supplementary Material or in any certificate of the Issuer delivered pursuant to this Agreement, any material fact (except any such omission in any statement relating solely to the Underwriters and provided by the Underwriters in writing specifically for inclusion in such document) required to be stated in such document or necessary to make any statement in such document not misleading, in light of the circumstances under which it was made;

(iii)

any order made or enquiry, investigation or proceeding commenced or threatened by any Securities Commission or other Government Entity based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement, or omission or misrepresentation therein, relating solely to the Underwriters and provided by the Underwriters in writing specifically for inclusion in such document) in the Preliminary Confidential Offering Memorandum, the Preliminary U.S. Confidential

Offering Memorandum, the Final Confidential Offering Memorandum, the Final U.S. Confidential Offering Memorandum, or any Supplementary Material;

(iv)	the non-compliance or alleged non-compliance by the Issuer or any Guarantor with any Securities Laws, including the Issuer’s or any Guarantor’s non-compliance with any statutory requirement to make any document available for inspection;

(v)	any inaccuracy of a representation or warranty of the Issuer or any Guarantor made herein or contained in any agreement, certificate or other document delivered pursuant hereto; or

(vi)	any breach by the Issuer or any Guarantor of any agreement or covenant to be performed by it contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto, and will reimburse the Indemnified Parties for all reasonable costs, charges and expenses, as incurred, which any of them may pay or incur in connection with investigating or disputing any Claim referred to above or action or proceeding in relation thereto.

(b)	If any Claim is asserted by a third party against any Indemnified Party, such Indemnified Party shall notify, in writing, the Issuer as soon as reasonably practicable of the nature of such Claim, provided that any failure to so notify in writing the Issuer will not affect the liability of the Issuer and the Guarantors under this section 10, except and only to the extent that any failure to so notify in respect of any such Claim materially prejudices the defence of the Claim by the Issuer and Guarantors or materially increases their liability under this section 10. The Issuer shall be entitled (but not required) to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably. No settlement of any such Claim or admission of liability may be made by the Issuer or the Guarantors without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, unless such settlement includes an unconditional release of the Indemnified Party from all liability arising out of such Claim or admission of liability and does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnified Party.

(c)

In any Claim, the Indemnified Party shall be entitled to participate in the defense and shall have the right to retain other counsel to act on his, her or its behalf, provided that the reasonable fees and disbursements of such counsel shall be paid by the Indemnified Party unless (i) the Issuer and the Indemnified Party shall have mutually agreed to the retention of the other outside counsel; (ii) the parties to any such Claim (including any added third or impleaded party) include both the Indemnified Party on the one hand and the Issuer and/or the Guarantors on the other hand, and in the opinion of the Indemnified Party on the written advice of counsel, the representation of both parties by the same counsel would be inappropriate due to the Indemnified Party having additional or different legal defenses or the actual or potential differing interests between them, or (iii) the Issuer fails to assume the defense of the Claim on behalf of the Indemnified Party within 10 days of receiving notice of the Claim (in each of which cases the Issuer shall not have the right to assume the defence of such suit on behalf of the Indemnified Party but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party); provided that the Issuer and the Guarantors shall in no event be responsible for the fees and expenses of more than one separate counsel in each applicable jurisdiction (but considering as one counsel more than one lawyer from a single law firm) for all of the Indemnified Parties.

(d)	The rights of indemnity contained in this section 10 in respect of a Claim based on a misrepresentation or omission or alleged misrepresentation or omission in the Preliminary Confidential Offering Memorandum, the Preliminary U.S. Confidential Offering Memorandum, the Final Confidential Offering Memorandum or the Final U.S. Confidential Offering Memorandum shall not apply with respect to a Purchaser if (i) the Issuer has complied with sections 4(a)(iii) and 5 of this Agreement and (ii) the Underwriters failed to deliver to the Purchaser asserting such Claim a copy of the Supplementary Material (or the Final Confidential Offering Memorandum or the Final U.S. Confidential Offering Memorandum if the Claim relates to the Preliminary Confidential Offering Memorandum or the Preliminary U.S. Confidential Offering Memorandum) which corrects such misrepresentation or omission or alleged misrepresentation or omission.

(e)	The indemnities provided in this section 10 will be in addition to any liability that the Issuer and the Guarantors may otherwise have. With respect to any Indemnified Party who is not a party to this Agreement, the Underwriters shall obtain and hold the rights and benefits of sections 10 and 11 hereof in trust for and on behalf of such Indemnified Party.

(f)	In the event a court of competent jurisdiction, in a final judgment from which no appeal can be made, determines that a Claim (or a portion thereof) has resulted directly and primarily from the fraud, fraudulent misrepresentation, gross negligence or wilful misconduct of an Indemnified Party, such Indemnified Party shall not be entitled to indemnification under this Section 10 for such Claim (or a portion thereof) to the extent that the Claim (or a portion thereof) directly and primarily resulted from the fraud, fraudulent misrepresentation, gross negligence or wilful misconduct of such Indemnified Party.

11.	Contribution

(a)	Rights of Contribution

(i)	In order to provide for just and equitable contribution in circumstances in which the indemnity provided in section 10 would otherwise be available in accordance with its terms but is, with respect to any Indemnified Party, for any reason not solely attributable to such Indemnified Party held by a competent authority to be unavailable to or unenforceable by such Indemnified Party or enforceable otherwise than in accordance with its terms, or is insufficient to hold such Indemnified Party harmless, the Issuer and the Guarantors shall contribute to the aggregate of all Claims of a nature contemplated by section 10 which are suffered or incurred by such Indemnified Party, whether or not the Issuer and the Guarantors or the Indemnified Party have been sued or sued together or sued separately, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand, and the Underwriters on the other hand, from the offering and sale of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors on the one hand, and the Underwriters on the other hand, in connection with the actions or omissions which resulted in such Claims, as well as any other relevant considerations, provided, however, that: (A) an Indemnified Party shall not in any event be liable to contribute, in the aggregate, any amounts in excess of the aggregate fees actually received by such Indemnified Party from the Issuer pursuant to this Agreement; and (B) no Person who has been determined by a court of competent jurisdiction in a final judgment from which no appeal can be made to have engaged in any fraud, fraudulent misrepresentation, wilful misconduct or gross negligence shall be entitled to claim contribution from any Person who has not been so determined to have engaged in any such fraud, fraudulent misrepresentation, wilful misconduct or gross negligence.

(ii)	The relative benefits received by the Issuer and the Guarantors, on the one hand, and the Underwriters, on the other hand, pursuant to this Agreement in connection with the offering and sale of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering and sale of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuer and the total Underwriting Fee received by the Underwriters, bear to the aggregate Underwriting Fee or any portion of such Underwriting Fee actually received by the Underwriters.

(iii)	The Issuer, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph 11(a) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph 11(a).

(iv)	The Underwriters’ respective obligations to contribute pursuant to this paragraph 11(a) are several (and not joint and several) in proportion to the percentage allocation set forth opposite their respective names in section 14.

(b)	The rights to contribution provided in this section 11 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law.

(c)	Notwithstanding any other section or provision contained in this Agreement, the rights to indemnity and contribution contained in section 10 and this section 11 will apply and continue in full force and effect whether or not the transactions contemplated hereby are completed and will survive the Closing Time, the sale of the Notes by the Underwriters or termination of this Agreement.

(d)	If any Claim is brought in connection with the transactions contemplated by this Agreement and any of the Underwriters is required to testify in connection therewith or is required to respond to procedures designed to discover information relating thereto, it will have the right, acting reasonably, to employ its own counsel in connection therewith, and the reasonable fees and disbursements of such counsel in connection therewith and any other reasonable costs (including an amount to reimburse for time spent by their personnel in connection therewith) and out-of-pocket expenses incurred by it in connection therewith will be paid by the Issuer as they are incurred.

12.	Expenses

Whether or not the transactions herein contemplated shall be completed, all expenses of or incidental to the creation, authorization, issue, delivery and sale of the Notes and of or incidental to all other matters in connection with the transactions herein set out shall be borne by the Issuer, including expenses payable in connection with the fees of counsel to the Issuer and local counsel, and the Issuer’s auditors, and the Trustee, printing costs, costs of preparing the offering documents, fees and costs incurred in connection with the marketing of the Notes and any regulatory or filing fees and expenses. All fees and expenses incurred by or on behalf of the Underwriters (including the fees and disbursements of their legal counsel) shall be payable by the Underwriters, whether or not the transactions contemplated hereby are completed.

13.	Termination

(a)

If, at or prior to Closing Time, any order, inquiry, action, suit, investigation or other proceeding is commenced, announced or threatened or is made by any federal, provincial, state, municipal or other Governmental Entity, including the TSX the NYSE MKT or any securities regulatory authority, against or involving the Issuer, its Subsidiaries or any of its officers or directors or any law or regulation is enacted or changed (including the interpretation or administration thereof) which, in the opinion of the Underwriters (or either of them) acting reasonably, operates or threatens to prevent, cease or restrict the issuance or trading of any securities of the Issuer (including the Notes) or materially and adversely affects or could reasonably be expected to materially and adversely affect the market price or value of the Notes or any other securities of the Issuer, such Underwriter(s) shall be entitled, in accordance with section 13(f), to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase Notes) by such Underwriter(s) giving written notice to that effect to the Issuer any time prior to or at the Closing Time.

(b)	If, at or prior to the Closing Time, there should develop, occur or come into effect or existence any event, action, state, accident, condition, terrorist event or major financial occurrence of national or international consequence or any government action, law or regulation or other occurrence of any nature which, in the opinion of the Underwriters (or either of them), acting reasonably, materially adversely affects the financial markets or the business, operations or affairs of the Issuer and its Subsidiaries, on a consolidated basis (it being understood and agreed that changes in the price of precious metals alone do not constitute an event, action, state, accident, condition or major financial occurrence contemplated by this paragraph, but that the underlying causes of such change in price may be taken into account in determining whether any such event, action, state, accident, condition or major financial occurrence has occurred), then such Underwriter(s) shall be entitled, in accordance with section 13(f), to terminate their obligations under this Agreement (and the obligation of Purchasers arranged by it to purchase Notes) by such Underwriter(s) giving written notice to that effect to the Issuer any time prior to or at the Closing Time.

(c)	If, at or prior to the Closing Time, there shall occur any material change (actual, imminent or reasonably expected) with respect to the Issuer or its Subsidiaries or there should be discovered any previously undisclosed material fact (other than facts relating solely to the Underwriters) which, in either case, in the opinion of the Underwriters (or either of them) acting reasonably, has or would be expected to have a significant adverse effect on the market price, value, marketability or investment quality of the Notes or any other securities of the Issuer or makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes in the manner contemplated under the offering documents such Underwriter shall be entitled, in accordance with section 13(f), to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase the Notes) by such Underwriter giving written notice to that effect to the Issuer any time prior to or at the Closing Time.

(d)	If, at or prior to the Closing Time, any of the Preliminary Confidential Offering Memorandum, Preliminary U.S. Confidential Offering Memorandum, Final Confidential Offering Memorandum, Final U.S. Confidential Offering Memorandum or any Supplementary Material (including any document incorporated by reference therein) contains or is alleged to contain a misrepresentation (within the meaning of applicable Securities Laws), then the Underwriters (or either of them) shall be entitled in accordance with Section 13(f), to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase the Notes) by such Underwriter giving written notice to that effect to the Issuer any time prior to or at the Closing Time.

(e)	The Issuer agrees that any breach or failure by it to comply (i) in any material respect with its covenants hereunder, (ii) the conditions hereof, or (iii) in any material respect with any of its representations and warranties contained herein (or in any respect with any of its representations and warranties contained herein that are qualified by materiality), in any case as determined by the Underwriters (or any of them) acting reasonably, shall entitle each Underwriter to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase the Notes) in accordance with section 13(f) by such Underwriter giving written notice to that effect to the Issuer any time prior to or at the Closing Time; provided that, in the case of a breach of a representation and warranty qualified by the term “Material Adverse Change” within the meaning of clause (i)(1)(x) of section 6(q), this termination right may not be exercised unless the circumstances of the breach, in the opinion of the Underwriters (or any of them) acting reasonably, have or would reasonably be expected to have a significant adverse effect on the market price, value, marketability or investment quality of the Notes or any other securities of the Issuer or make it impracticable or inadvisable for the Underwriters to proceed with the offering, sale or delivery of the Notes in the manner contemplated under the Final Confidential Offering Memorandum. Either of the Underwriters may waive, in whole or in part or extend the time for compliance with, any terms and conditions without prejudice to its rights (or those of the other Underwriter) in respect of any other terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriter any such waiver or extension must be in writing and signed by such Underwriter. The Issuer and Guarantors shall use commercially reasonable efforts to cause all terms and conditions hereof to be satisfied (except those relating solely to the Underwriters).

(f)	The rights of termination contained in sections 13(a) through 13(e) are in addition to any other rights or remedies that either of the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Issuer or the Guarantors in respect of any of the matters contemplated by this Agreement. In the event of any such termination, there shall be no further liability on the part of the Underwriters to the Issuer or the Guarantors or on the part of the Issuer or the Guarantors to the Underwriters except in respect of any liability which may have arisen prior to or arises after such termination under any of sections 10, 11, 12 and the second sentence of section 6(tt).

(g)	A notice given by an Underwriter pursuant to this section 13 will not be binding upon the other Underwriter. If an Underwriter terminates its obligations under this Agreement, the other Underwriter has the right, but not the obligation, at their option, to purchase any or all of the Notes which such terminating Underwriter has elected not to purchase. Nothing in this Agreement shall oblige the Issuer to sell and deliver to the Underwriters less than all of the aggregate principal amount of the Notes.

14.	Underwriters

(a)	All procedural steps and determinations which must or may be taken by the Underwriters resulting from the Issuer’s and the Guarantors’ acceptance of the offer contained in this Agreement, including in connection with the preparation of the Preliminary Confidential Offering Memorandum, the Preliminary U.S. Confidential Offering Memorandum, the Final Confidential Offering Memorandum, the Final U.S. Confidential Offering Memorandum or any Supplementary Material, and the closing of the transactions contemplated hereby, shall be taken jointly by the Underwriters. The Issuer shall only be entitled to and shall only act on any notice given in accordance with section 20 from both Underwriters, except in respect of any consent to a settlement pursuant to section 10 which consent may only be given by the Indemnified Party, a notice of termination pursuant to section 13 which notice may only be given by any of the Underwriters with respect to itself, any waiver pursuant to section 13(e) which waiver may only be signed by any of the Underwriters with respect to itself, or the exercise of any right and performance of any obligation pursuant to section 14(c) which rights and obligations may only be exercised or performed by any of the Underwriters with respect to itself.

(b)	The Underwriters’ obligation to purchase the Notes at the Closing Time shall be several (and not joint and several), and the Underwriters’ respective obligations in this respect shall be as to the following percentages of the aggregate principal amount of Notes to be purchased at that time:

Scotia Capital Inc.	50%
GMP Securities L.P.	50%

(c)	If an Underwriter fails or refuses to purchase its applicable percentage of the aggregate principal amount of the Notes at the Closing Time, the other Underwriter shall have the right, but shall not be obligated, to purchase all, but not less than all, of the Notes which would otherwise have been purchased by the Underwriter to the extent it failed or refused to purchase. If the non-defaulting Underwriter elects not to exercise such right to assume the obligation of the defaulting Underwriter, then:

(i)	the non-defaulting Underwriter will be entitled, by notice to the Issuer and on submission to the Issuer of reasonable evidence of ability and willingness to fulfill its obligations under this Agreement at the Closing Time, to terminate, without liability on the part of such Underwriter or the Issuer, its obligations to purchase any Notes hereunder; and

(ii)	the Issuer shall have the right to terminate its obligations under this Agreement without liability other than as set out under sections 10, 11 and 12 and under the second sentence of section 6(tt).

Nothing in this paragraph will relieve any defaulting Underwriter from liability to the Issuer or to the non-defaulting Underwriter in respect of its default under this Agreement.

15.	Restrictions on Further Issues or Sales

During the period commencing on the date of this Agreement and ending on the day which is 90 days following the Closing Date, the Issuer will not, directly or indirectly, without the prior written consent of Scotia and GMP (which consent will not be unreasonably withheld), (i) issue, offer, sell, contract to sell, grant any option to purchase, transfer, secure, pledge, assign, exchange, lend or otherwise dispose of any Notes or other debt securities any other securities or financial instruments convertible into, or exchangeable or exercisable for, Notes or other debt securities or announce any intention to effect the foregoing, other than the sale of the Notes pursuant to this Agreement or (ii) make any short sale, engage in any hedging transaction or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Notes or other debt securities, whether any such transaction is to be settled by delivery of Notes or other debt securities, other securities, cash or otherwise.

16.	Advertisements

The Issuer acknowledges that the Underwriters shall have the right, at their own expense, to place such advertisement or advertisements relating to the completion of the sale of the Notes contemplated herein as the Underwriters may consider desirable or appropriate and as may be permitted by applicable law (subject to the Issuer, acting reasonably, retaining the right to approve the use of the Issuer’s name and logo). The Issuer and the Underwriters each agree that they will not (and the Underwriters agree that they will cause their U.S. Affiliates not to) make or publish any advertisement in any media whatsoever relating to or otherwise publicize the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of applicable securities legislation in Canada or the United States being unavailable in respect of the sale of the Notes to prospective purchasers. Furthermore, the Issuer agrees that it will not issue any press releases relating to or referring to this transaction without the prior written consent of the Underwriters, acting reasonably and in a timely manner, except as may be required by law or the requirements of any securities regulatory authority.

17.	Information Supplied by the Underwriters

The Issuer and the Guarantors hereby acknowledge that, for the purposes of sections 4(c)(ii), 6(l), 9(c)(vii) and 10(a), the only information that the Underwriters have provided to the Issuer specifically for use in the Preliminary Confidential Offering Memorandum, the Preliminary U.S. Confidential Offering Memorandum, the Final Confidential Offering Memorandum or the Final U.S. Confidential Offering Memorandum are the statements set forth in (i) the ninth paragraph in the section entitled “Plan of Distribution” that begins with “Scotia is an indirect wholly-owned subsidiary of the bank…” (but excluding the content of the other sections referred to therein); (ii) the fourth paragraph on the inside cover that begins with “Scotia is an indirect, wholly-owned subsidiary of the bank …” and (iii) the second sentence of the second paragraph under Book Entry, Settlement and Clearance – Depositary Procedures) that begins with “Each of the Underwriters…” in the Preliminary Confidential Offering Memorandum, the Preliminary U.S. Confidential Offering Memorandum, the Final Confidential Offering Memorandum and the Final U.S. Confidential Offering Memorandum.

18.	Stabilization

In connection with the distribution of the Notes, the Underwriters may over-allot or effect transactions that stabilize or maintain the market price of the Notes at levels above those which might otherwise prevail in the open market in compliance with Securities Laws. Such stabilizing transactions, if any, may be discontinued at any time.

19.	Survival of Representations and Warranties

The representations, warranties, obligations and agreements of the Issuer and the Guarantors contained herein or delivered pursuant hereto shall survive the completion of the transactions contemplated hereby and the purchase by the Underwriters (and their U.S. Affiliates) of the Notes and shall continue in full force and effect notwithstanding any subsequent disposition by the Underwriters (including their U.S. Affiliates) until expiry of all applicable limitation periods. The obligations of the Issuer and the Guarantors hereunder shall not be prejudiced or limited by any investigation made by or on behalf of the Underwriters in connection with the preparation of the offering materials or transactions contemplated hereby.

20.	Notices

Any notice or other communication to be given hereunder shall, in the case of notice to the Issuer, be addressed to:

Allied Nevada Gold Corp.

9790 Gateway Drive, Suite 200

Reno, Nevada 89521

Attention:        Scott A. Caldwell

Facsimile No:  (416) 365-5791

with a copy to:

Cassels Brock & Blackwell LLP

2100 Scotia Plaza

40 King Street West

Toronto, Ontario

M5H 3C2

Attention:         Cam Mingay

Facsimile No.:  (416) 640-3163

Neal, Gerber & Eisenberg LLP

Two North LaSalle Street, Suite 1700

Chicago, Illinois

60602-3801

Attention:         David Stone

Facsimile No.:  312-578-1796

and, in the case of notice to the Underwriters, be addressed to:

Scotia Capital Inc.

40 King Street West

Box 4085, Station “A”

Scotia Plaza, 66th Floor

Toronto, Ontario

M5W 2X6

Attention:         Simon Paradine

Facsimile No.:  (416) 863-7527

GMP Securities L.P.

145 King Street West, Suite 300

Toronto, ON

M5H 1J8

Attention:         Ross Prokopy

Facsimile No.:  (416) 943-6160

with a copy to:

Torys LLP

79 Wellington Street W., Suite 3000

Box 270, TD Centre

Toronto, Ontario

M5K 1N2

Attention:         Michael Amm

Facsimile No.:  (416) 865-7380

Any such notice or other communication shall be in writing and, unless delivered personally to a responsible officer of the addressee, shall be given by courier service or facsimile and shall be deemed to have been received, if given by facsimile prior to 4:00 p.m. Toronto time, on the day of sending (if such day is a Business Day and, if not, on the next Business Day following the sending thereof) and, if given by courier service or sent by facsimile after 4:00 p.m. Toronto time, on the next Business Day following the sending thereof.

21.	Confidentiality

The Underwriters agree that any confidential information that is not publicly available or within the public domain concerning the business and affairs of the Issuer and its affiliates shall be treated and held in confidence by such Underwriters, and their respective affiliates, agents, officers, directors and employees, and shall not be disclosed or used other than in connection with the services to be performed by such Underwriters as contemplated in this Agreement without the Issuer’s prior written consent (which shall not be unreasonably withheld), except as required by law or by any court or governmental authority and in such event only after, to the extent not prohibited by law, prior consultation with the Issuer by such Underwriter required to disclose confidential information.

22.	Relationship Between the Parties

The Issuer and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of arm’s length contractual counterparties to the Issuer and the Guarantors with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Issuer, the Guarantors or any other Person. Additionally, the Underwriters are not advising the Issuer, the Guarantors or any other Person as to any legal, tax, investment, financial, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigations and appraisals of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer and the Guarantors with respect thereto. Any review by the Underwriters of the Issuer and the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer or the Guarantors. The Issuer and the Guarantors agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe any agency, fiduciary or similar duty to the Issuer or the Guarantors in connection with such transactions or the process leading thereto.

23.	Time of the Essence

Time shall be of the essence of this Agreement.

24.	Successors

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the Indemnified Parties referred to in section 10(a), and in each case their respective successors, and no other Person will have any right or obligation hereunder. The term “successors” shall not include any purchasers of the Notes as such from either of the Underwriters merely by reason of such purchase. No party may assign its rights or obligations hereunder without the prior written consent of the other parties hereto, except on the part of the Underwriters to their U.S. Affiliates as contemplated hereby.

25.	Governing Law and Service of Process

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the courts of such province shall have non-exclusive jurisdiction over any dispute hereunder. The parties hereto irrevocably agree to waive a trial by jury in any such action or proceeding arising in connection with this Agreement or the transactions contemplated hereby. The Company hereby irrevocably appoints Cassels Brock & Blackwell LLP as its agent for service of process in Canada in respect of any action or proceeding relating to the transactions contemplated by this Agreement and further irrevocably consents to the service of process by the mailing of copies thereof by registered or certified mail, postage prepaid, to Cassels Brock & Blackwell LLP at its address for notices as set forth in subsection 20 of this Agreement, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of the Underwriters to service of process in any other manner permitted by law.

26.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this agreement and such void or unenforceable provision shall be severable from this Agreement.

27.	Currency

All monetary amounts referred to in this Agreement are in lawful money of Canada (unless otherwise specified).

28.	Entire Agreement

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, including that certain letter agreement entered into between Scotia, GMP and the Issuer dated May 15, 2012, other than sections 11, 13 and 21 through 27 (inclusive) of that letter agreement, which shall survive the execution of this Agreement.

29.	Amendment; Waiver

This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived with respect to a party unless waived in writing by such party whom the condition is meant to benefit.

30.	Execution in Counterparts

This Agreement may be executed in counterparts (including by electronic facsimile), each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

31.	Judgment Currency

The parties acknowledge and agree that:

(a)	if, for the purpose of obtaining judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in Canadian dollars, then the conversion shall be made on the basis of the rate of exchange prevailing on the Business Day immediately preceding the day on which the judgment is paid. For the foregoing purposes “rate of exchange” means the rate at which such party, in accordance with its normal banking procedures, is able on the relevant date to purchase Canadian currency with the Judgment Currency after deducting any premium and costs of exchange; and

(b)	the obligation of the parties in respect of any sum due to any of the other parties hereunder shall, notwithstanding any judgment in a currency other than Canadian dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in such other currency, such party may, in accordance with normal banking procedures, purchase Canadian dollars with such other currency after deducting any premiums and costs of exchange. In the event that the amount of the Canadian dollars so purchased is less than the sum originally due in Canadian dollars, the party, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless the other parties against such loss, and if the amount of Canadian dollars so purchased exceeds the sum originally due in Canadian dollars, the parties agree to remit such excess forthwith.

[Signature pages follow]

If the foregoing is acceptable to the Issuer and the Guarantors, please signify such acceptance on the duplicate of this letter and return such duplicates to the Underwriters, which accepted offer shall constitute the contract for the purchase by us and sale by the Issuer of the Notes referred to herein and shall constitute a binding agreement between us.

Yours very truly,

SCOTIA CAPITAL INC.

By:	/s/ Simon Paradine
	Name:	Simon Paradine
	Title:	Managing Director

GMP SECURITIES L.P.

By:	/s/ Ross Prokopy
	Name:	Ross Prokopy
	Title:	Managing Director

[Signature page to Underwriting Agreement]

Accepted and agreed to this 22 day of May, 2012.

ALLIED NEVADA GOLD CORP.

By:	/s/ Scott Caldwell
Name: Scott Caldwell
Title: President and Chief Executive Officer

/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Executive Vice President and Chief Financial Officer

ALLIED VGH INC.

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Treasurer

Name:
Title:

HYCROFT RESOURCES & DEVELOPMENT, INC.

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Treasurer

Name:
Title:

[Signature page to Underwriting Agreement]

ALLIED VNC INC.

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Treasurer

Name:
Title:

VICTORY GOLD INC.

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Treasurer

Name:
Title:

VICTORY EXPLORATION INC.

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Treasurer

Name:
Title:

[Signature page to Underwriting Agreement]

ALLIED NEVADA GOLD HOLDINGS LLC

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Treasurer

Name:
Title:

ANG CENTRAL LLC

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Treasurer

Name:
Title:

ANG CORTEZ LLC

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Treasurer

Name:
Title:

[Signature page to Underwriting Agreement]

ANG EUREKA LLC

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Treasurer

Name:
Title:

ANG NORTH LLC

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Treasurer

Name:
Title:

ANG NORTHEAST LLC

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Treasurer

Name:
Title:

[Signature page to Underwriting Agreement]

ANG PONY LLC

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Treasurer

Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE A

GUARANTORS

Guarantor	Jurisdiction of Incorporation/Organization

Allied VGH Inc.	Nevada

Hycroft Resources & Development, Inc.	Nevada

Allied VNC Inc.	Nevada

Victory Gold Inc.	Nevada

Victory Exploration Inc.	Nevada

Allied Nevada Gold Holdings LLC	Nevada

ANG Central LLC	Nevada

ANG Cortez LLC	Nevada

ANG Eureka LLC	Nevada

ANG North LLC	Nevada

ANG Northeast LLC	Nevada

ANG Pony LLC	Nevada

SCHEDULE B

SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation/Organization

Allied VGH Inc.	Nevada

Hycroft Resources & Development, Inc.	Nevada

Allied VNC Inc.	Nevada

Victory Gold Inc.	Nevada

Victory Exploration Inc.	Nevada

Allied Nevada Gold Holdings LLC	Nevada

ANG Central LLC	Nevada

ANG Cortez LLC	Nevada

ANG Eureka LLC	Nevada

ANG North LLC	Nevada

ANG Northeast LLC	Nevada

ANG Pony LLC	Nevada

Allied Nevada (Delaware) Holdings, Inc.	Delaware

Allied Nevada (Cayman) Corp.	Cayman Islands

SCHEDULE C

UNITED STATES OFFERS AND SALES

This is Schedule C to the Underwriting Agreement by and among Allied Nevada Gold Corp., as issuer, the subsidiary guarantors party thereto, as guarantors, and Scotia Capital Inc. and GMP Securities L.P. dated May 22, 2012 (the “Underwriting Agreement”). As used in this Schedule C, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement and the following terms shall have the meanings indicated:

“Affiliate” means an “affiliate” as defined in Rule 405 under the U.S. Securities Act;

“Distribution Compliance Period” means the 40 day period that begins on the later of: (i) the date the Securities are first offered to Persons other than Distributors in reliance on Regulation S; or (ii) the Closing Date, except that all offers and sales by a Distributor of an unsold allotment or subscription of Securities shall be deemed to be made during the Distribution Compliance Period;

“Dealer” means a dealer as defined in Section 2(a)(12) of the U.S. Securities Act;

“Distributor” means any underwriter, Dealer, or other Person who participates, pursuant to a contractual arrangement, in the distribution of the Securities offered or sold in reliance on Regulation S;

“General Solicitation” or “General Advertising” means “general solicitation or general advertising”, as used in Rule 502(c) under the U.S. Securities Act, including, but not limited to, any advertisements, articles, notices or other communications published over the Internet or in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in any other manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

“Offshore Transaction” means “offshore transaction” as that term is defined in Rule 902(h) of Regulation S;

“Rule 903” means Rule 903 of Regulation S under the U.S. Securities Act;

“Securities” means, for the purposes of this Schedule C, the Notes and the Guarantees; and

“U.S. Affiliates” has the meaning set forth in section 7 of this Schedule C.

Representations, Warranties and Covenants of the Underwriters

Each Underwriter on behalf of itself and its Affiliates (which, as used throughout this Schedule C, is understood to include any of its U.S. Affiliates), each represents, warrants and covenants severally (and not jointly and severally) and agrees with or to the Issuer and each of the Guarantors that (and hereby agrees to establish and/or observe the following procedures in connection with the offer and sale of the Securities offered in the United States or to, or for the account or benefit of, U.S. Persons):

1.	It acknowledges that the Securities are “restricted securities” and have not been and will not be registered under the U.S. Securities Act or any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons or Persons in the United States except pursuant to Rule 144A under the U.S. Securities Act and applicable state securities laws. It will inform any offerees or purchasers of the same.

2.	It has not offered or sold, and will not offer or sell, any Securities except (a) in Offshore Transactions to Persons that are not U.S. Persons in accordance with Rule 903 of Regulation S or (b) through their U.S. Affiliates in the United States to, or to U.S. Persons which are, Qualified Institutional Buyers in accordance with Rule 144A under the U.S. Securities Act. Accordingly, neither the Underwriter, nor any of its Affiliates or Persons acting on its or their behalf, has made or will make, except as permitted in paragraphs 3 through 12 below, (i) any offer to sell or any solicitation of an offer to buy, any Securities in the United States or to, or for the account or benefit of, a U.S. Person, or a Person in the United States, (ii) any sale of Securities to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States and was not a U.S. Person, or such Underwriter, Affiliate or Person acting on behalf of such Underwriter or Affiliate reasonably believed that such purchaser was outside the United States and was not a U.S. Person, or (iii) any Directed Selling Efforts in the United States with respect to the Securities.

3.	It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Issuer. It shall require its Affiliates to agree, for the benefit of the Issuer and each of the Guarantors, to comply with, and shall use its commercially reasonable best efforts to ensure that each of its Affiliates complies with, the same provisions of this Schedule as apply to such Underwriter as if such provisions applied to such Affiliate and such Affiliate executes and delivers a certificate substantially in the same form of Appendix I to this Schedule.

4.	It will not offer or sell any Securities (i) as part of its distribution at any time or (ii) otherwise prior to the expiration of the Distribution Compliance Period, except in accordance with the provisions of Rule 903 of Regulation S or pursuant to Rule 144A under the U.S. Securities Act.

5.	It shall send to each Distributor, Dealer or other Person receiving a selling concession, fee or other remuneration to which it sells any Securities prior to the expiration of the Distribution Compliance Period a confirmation or other notice setting forth the restrictions on offers and sales of the Securities in the United States or to or for the account or benefit of U.S. Persons or Persons in the United States in compliance with Rule 903(b)(2) of Regulation S.

6.	All offers and sales of Securities in the United States or to, or for the account or benefit of, U.S. Persons or Persons in the United States shall be made by or through the Underwriter’s U.S. registered broker-dealer affiliate in compliance with all applicable U.S. broker dealer requirements (the “U.S. Affiliate”). Each such U.S. Affiliate is, on the date hereof and on the date of each such offer and/or sale will be, a duly registered broker dealer with the SEC (including pursuant to Section 15(b) of the U.S. Exchange Act) and under the laws of each state where such offers and sales are made (unless exempted from such state’s registration requirements) and is a member in good standing with the Financial Industry Regulatory Authority (FINRA).

7.	All offers and sales of Securities in the United States or to, or for the account or benefit of, U.S. Persons shall be made by or through the Underwriter’s U.S. registered broker-dealer affiliate in compliance with all applicable U.S. broker dealer requirements (the “U.S. Affiliate”). Each such U.S. Affiliate is, on the date hereof and on the date of each such offer and/or sale will be, a Qualified Institutional Buyer and a duly registered broker dealer with the SEC (including pursuant to Section 15(b) of the U.S. Exchange Act) and under the laws of each state where such offers and sales are made (unless exempted from such state’s registration requirements) and is a member in good standing with the Financial Industry Regulatory Authority, Inc.

8.	Offers and sales of Securities in the United States or to, or for the account or benefit of, U.S. Persons by the Underwriter, U.S. Affiliates or their respective Affiliates shall not be made by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

9.	Each offeree in the United States, or each Person who is acting for the account or benefit of a U.S. Person or a Person in the United States, has been or shall be provided by the Underwriter through its U.S. Affiliate, with the Preliminary U.S. Confidential Offering Memorandum and each Purchaser in the United States will have received at or prior to the time of purchase of any Securities the Final U.S. Confidential Offering Memorandum, including in each case the documents incorporated by reference therein, and any Supplementary Materials. It will inform each Purchaser in the United States that it will be deemed, at the time of the purchase, to make the representations and warranties as set forth in the Final U.S. Confidential Offering Memorandum for the benefit of Issuer and the Underwriters.

10.

All offers, sales and solicitation of offers to buy Securities that have been made or will be made in the United States or to, or for the account or benefit of, a U.S. Person have been and will be made only to Persons it reasonably believed or believes to be a Qualified Institutional Buyer in transactions meeting the requirements of Rule 144A and that are exempt from registration under any applicable state securities laws and in accordance with any applicable U.S. federal or state laws or regulations governing the registration or conduct of securities brokers or dealers. For the avoidance of doubt, immediately prior to soliciting such offerees, the Underwriter, its Affiliates, and any person acting on its or their behalf had reasonable grounds to believe and did believe that such offeree of the Securities was a Qualified Institutional Buyer, and at the time of completion of each sale to a Person in the United States or to, or for the account or benefit of, a U.S. Person, the

Underwriter, its Affiliates, and any person acting on its or their behalf will have reasonable grounds to believe and will believe, that each purchaser purchasing the Securities from such Underwriter or its U.S. Affiliate is a Qualified Institutional Buyer.

11.	It understands and agrees and has informed any offeree or purchaser that, upon original issuance by the Issuer, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act, the certificate representing the Securities sold in the United States, or to, or for the account or benefit of, U.S. Persons, shall bear a legend substantially to the following effect:

“THIS NOTE AND THE GUARANTEES (COLLECTIVELY, THIS “SECURITY”) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF ALLIED NEVADA GOLD CORP. (“ALLIED NEVADA”) THAT SUCH SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY: (A) TO ALLIED NEVADA, (B) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN OFFSHORE TRANSACTIONS IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION, AND (I) IN THE CASE OF CLAUSE (C)(2) OR (E) ABOVE, THE DELIVERY OF AN OPINION OF COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE AND SUCH OTHER INFORMATION SATISFACTORY TO ALLIED NEVADA AND THE TRUSTEE, ACTING REASONABLY, TO THE EFFECT THAT SUCH SALE OF SECURITIES IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT, AND (II) THE DELIVERY OF SUCH CERTIFICATIONS AND/OR OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE IN CONNECTION WITH SUCH TRANSFER.

UNLESS PERMITTED UNDER CANADIAN PROVINCIAL SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY IN CANADA OR WITH A RESIDENT OF CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER MAY 25, 2012 .”

12.	At the Closing Time, each Underwriter (together with each of its U.S. Affiliate) that participated in the offer of Securities in the United States or to, or for the account or benefit of, U.S. Persons, will execute and provide a certificate, substantially in the form of Appendix 1 to this Schedule C, relating to the manner of the offer and sale of the Securities in the United States or to or for the account of U.S. Persons. Failure to deliver such a certificate shall constitute a representation and warranty by such Underwriter that neither it nor anyone acting on its behalf has offered or sold Securities in the United States or to, or for the account or benefit of, U.S. Persons.

13.	It will provide the Issuer with a list of all Purchases in the United States or to, or for the account or benefit of, U.S. Persons, including (A) which Underwriter or U.S. Affiliate made the sale; (B) the address of residence of the Purchaser and (C) the amount of Securities purchased by each such Purchaser.

Representations, Warranties and Covenants of the Issuer and the Guarantors

The Issuer and each of the Guarantors jointly and severally represents, warrants, covenants and agrees to and with the Underwriters (including their U.S. Affiliates) that:

14.	None of the Issuer or any of its Affiliates or any persons acting on its or their behalf (other than the Underwriters, their respective Affiliates and any person acting on their behalf, as to whom no representation is made) has offered or sold, or will offer or sell, any of the Securities in the United States or to, or for the account or benefit of, U.S. Persons, except for offers and sales made through the Underwriters and their U.S. Affiliates in compliance with this Schedule C;

15.	None of the Issuer, its Affiliates or any Person acting on its or their behalf (other than the Underwriters, their respective Affiliates and any Person acting on their behalf, as to whom no representation is made) has taken or will take any action that would cause the exclusion from the registration requirements of the U.S. Securities Act set forth in Rule 903 of Regulation S to become unavailable with respect to the offer and sale of the Securities outside the United States to Persons who are not, and are not acting for the account or benefit of, U.S. Persons.

16.	So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act, at any time when the Issuer is not subject to Section 13 or 15 of the U.S. Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the U.S. Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Issuer shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of subsection (d) of Rule 144A under the U.S. Securities Act.

Each of the Underwriters (and their respective Affiliates) on the one hand and the Issuer and Guarantors (and their respective Affiliates) on the other understand and acknowledge that the other parties hereto will rely on the truth and accuracy of the representations, warranties, covenants and agreements contained herein. The Underwriters (and their respective Affiliates), the Issuer and Guarantors (and their respective Affiliates) represent and warrant that the foregoing representations and warranties are true at the Closing Time with the same force and effect as if they had been made by it at the Closing Time and that they shall survive the purchase by it of the Securities and shall continue in full force and effect notwithstanding any subsequent disposition of the Securities.

APPENDIX I

TO SCHEDULE “C”

UNDERWRITERS’ CERTIFICATE

(To be delivered by Underwriters having made U.S. offers or sales)

In connection with the private placement in the United States and to, or for the account or benefit of, U.S. Persons of the 8.75% senior unsecured notes due June 1, 2019 (the “Notes”) of Allied Nevada Gold Corp. (the “Issuer”) pursuant to the Underwriting Agreement dated May 22, 2012 among the Issuer, the Guarantors and the Underwriters named therein (the “Underwriting Agreement”), the undersigned do hereby certify as follows:

a.	[Name of U.S. Affiliate] of the undersigned Underwriter is a duly registered broker or dealer with the United States Securities and Exchange Commission and under the laws of each state where such offers and sales were made and is a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc. (“FINRA”) on the date hereof;

b.	we acknowledge that the Securities have not been and will not be registered under the U.S. Securities Act or any applicable state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except pursuant to an available exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws and as permitted under the terms and conditions of the Underwriting Agreement;

c.	all offers and sales of Notes and Guarantees (as such term is defined in the Underwriting Agreement, and together with the Notes, the “Securities”) by us in the United States or to or for the account or benefit of U.S. Persons were made in accordance with all applicable U.S. federal and state securities laws and regulations including laws and regulations governing the registration and conduct of broker-dealers and all applicable FINRA rules;

d.	each offeree of Securities in the United States and each offeree that is a U.S. Person or is acting for the account or benefit of a U.S. Person (each such offeree being referred to as a “U.S. Offeree”) was provided with a copy of the Preliminary U.S. Confidential Offering Memorandum and the documents incorporated therein by reference, and each Purchaser in the United States was provided with a copy of the Final U.S. Confidential Offering Memorandum, including the documents incorporated therein by reference, and any Supplementary Materials;

e.

immediately prior to making any offer or solicitation, and immediately prior to transmitting the Final U.S. Confidential Offering Memorandum to such offerees, we had reasonable grounds to believe and did believe that each U.S. Offeree was a Qualified Institutional Buyer within the meaning of Rule 144A, and, on the date hereof, we have reasonable grounds to believe and do continue to believe that each U.S. Offeree purchasing Securities from us is a Qualified Institutional Buyer, and we have taken reasonable steps to insure that such purchaser is aware that such sale is being made in reliance on Rule 144A;

f.	neither we, nor any Person acting on our behalf, have made any Directed Selling Efforts in the United States with respect to the Securities;

g.	no form of General Solicitation or General Advertising was used by us, or any person acting on our behalf, in connection with the offer or sale of the Securities in the United States or to or for the account or benefit of U.S. Persons or Persons in the United States;

h.	we have reasonable grounds to believe and do believe that each purchaser in the United States has been informed of and has agreed to have been deemed to have made, at the time of the purchase, the representations, warranties and covenants set forth in the Final U.S. Confidential Offering Memorandum; and

i.	the offering of the Securities in the United States or to or for the account or benefit of U.S. Persons has been conducted by us in compliance with the terms of the Underwriting Agreement, including the Schedule C thereto.

The undersigned understands and acknowledges that the Issuer and the Guarantors will rely on the truth and accuracy of the certifications contained herein. Terms used in this certificate have the meanings given to them in the Underwriting Agreement and the schedules thereto unless otherwise defined herein.

Dated this      day of             , 2012.

[UNDERWRITER]		[U.S. BROKER-DEALER AFFILIATE]

By:		By:
	Name:		Name:
	Title:		Title:

SCHEDULE D

CAPITAL LEASES

Type	Dated
From Komatsu
D475A Dozer	June 1, 2008
D475A-5EO Crawler Dozer	June 3, 2009
HD787-7 Water Truck	September 2, 2009
730E Haul Truck	August 13, 2010
930E-4 Haul Truck	October 15, 2010
930E-4 Haul Truck	November 24, 2010
930E-4 Haul Truck	January 25, 2011
930E-4 Haul Truck	March 10, 2011
930E-4 Haul Truck	March 22, 2011
930E-4 Haul Truck	October 25, 2011
930E-4 Haul Truck	October 25, 2011
From Atlas Copco
DML Drill #1	June 25, 2008
DML Blasthole Drill	August 25, 2008
Drill Model PV271	July 28, 2011
Drill Model PV271	September 12, 2011
From Caterpillar
834H Rubber Tire Dozer	December 14, 2010
D10R Dozer	May 11, 2011
16M Motor Grader	September 14, 2011
D10T Track Type Tractor	October 26, 2011
From Bank of America Leasing & Capital, LLC
Hitachi 5500 Shovel	December 20, 2011
Hitachi 5500 Shovel	January 10, 2012
Volvo L350F Wheel Loader	March 6, 2012

SCHEDULE E

REAL PROPERTY INTERESTS

1.	Geothermal lease issued to Allied Nevada Gold Corp. by United States Department of the Interior, Bureau of Land Management (serial no. NVN86913), dated September 1, 2009 (Lander County).

2.	Geothermal lease issued to Allied Nevada Gold Corp. by United States Department of the Interior, Bureau of Land Management (serial no. NVN86914), dated September 1, 2009 (Eureka County).

3.	Geothermal lease issued to Allied Nevada Gold Corp. by United States Department of the Interior, Bureau of Land Management (serial no. NVN86927), dated September 1, 2009 (White Pine County).

4.	Geothermal lease issued to Allied Nevada Gold Corp. by United States Department of the Interior, Bureau of Land Management (serial no. NVN86928), dated September 1, 2009 (White Pine County).

5.	Geothermal lease issued to Allied Nevada Gold Corp. by United States Department of the Interior, Bureau of Land Management (serial no. NVN86929), dated September 1, 2009 (White Pine County).

6.	Geothermal lease issued to Allied Nevada Gold Corp. by United States Department of the Interior, Bureau of Land Management (serial no. NVN86931), dated September 1, 2009 (White Pine County).

7.	Geothermal lease issued to Allied Nevada Gold Corp. by United States Department of the Interior, Bureau of Land Management (serial no. NVN86932), dated September 1, 2009 (White Pine County).

8.	Geothermal lease issued to Allied Nevada Gold Corp. by United States Department of the Interior, Bureau of Land Management (serial no. NVN090741), dated January 24, 2012.

9.	Mineral interests held by Allied Nevada Gold Holdings LLC and its subsidiaries:

Property Name	Number of Claims	Approximate Acreage	Lessor/Lessee/Joint Venture Partner
Beowawe	100	2,000	None
Brock	220	4,400	None
Clipper	70	1,400	None
Cobb Creek	51	1,020	49% cotenancy
CV Claims (Rock Cr)	432	8,640	None
Divide	4	80	None
Dixie Creek	35	700	None
Dixie Flats	314	6,280	None
Dome\Wildhorse	41	820	None
Dry Hills	96	1,920	None
Dune	36	720	None

Property Name	Number of Claims	Approximate Acreage	Lessor/Lessee/Joint Venture Partner
East Whistler	541	10,820	None
Eden	68	1,360	None
Elder Creek	23	460	None
Elephant	197	3,940	None
Elko Mountain	90	1,800	None
Golconda	108	2,160	None
Golden Cloud	179	3,580	None
Goldstorm (Ski)	52	1,040	49% cotenancy
Goodwin Hill	92	1,840	None
HMD	32	640	None
Horseshoe Basin	50	1,000	None
Hot Creek	25	500	None
Illipah	201	4,020	None
Long Peak	34	680	None
Marr	93	1,860	None
Mountain Springs	108	2,160	None
NAD	10	200	None
North Battle Mtn.	73	1,460	None
North Carlin	36	720	None
North Dark Star	56	1,120	None
North Mill Creek	6	120	None
NT Green	266	5,320	None
Ocelot	155	3,100	49% cotenancy
Pipeline South	144	2,880	None
Pony Creek/Elliot Dome	895	17,900	None
Red Mountain	10	200	None
Rock Creek	46	920	None
Rock Horse	185	3,700	None
Santa Renia	27	540	None
Silver Cloud	122	2,440	Teck/Geologix
Six Mile	14	280	None
Sno	78	1,560	None
South Lone Mtn.	140	2,800	None
Stargo	337	6,740	None
Sugar Loaf	32	640	None
Switch	10	200	None
Taylor Canyon	103	2,060	None
Tonka	12	240	None
Toy	391	7,820	None
Triple Creek	12	240	None
Tusk	54	1,080	None
Walti	402	8,040	None
West Cortez	274	5,480	None
West Whistler	103	2,060	None
Wilson Peak	97	1,940	None
Woodruff	18	360	None

10.	Mineral interests held by Allied VNC Inc.:

Property Name	Number of Claims	Approximate Acreage	Lessor/Lessee/Joint Venture Partner
Hasbrouck/Three Hills	100	2,000	None
Klondike/TFG	6	120	None
Maverick Springs	246	4,920	Maverick Silver Inc. JV 55% silver only
Mountain View	128	2,560	None
Wildcat	240	4,800	None

11.	Mineral interests held by Hycroft Resources & Development, Inc.: Hycroft Mine.

12.	Mineral interests held by Victory Exploration Inc.: parcels of fee land situated in various Nevada counties.

SCHEDULE F

FORM OF TITLE OPINIONS

[SEE ATTACHED]